EXHIBIT 99

     Barclays
     Global
     Investors






     Harwick Chemical
     Manufacturing Corporation
     Savings Plan and
     Trust Agreement

     Effective September 1, 1997

Harwick Chemical Manufacturing Corporation Savings Plan and Trust

                  Effective September 1, 1997


Harwick Chemical Manufacturing Corporation, a subsidiary of M.A. Hanna Company (the "Company"), hereby establishes the Harwick Chemical Manufacturing Corporation Savings Plan (the "Plan") effective September 1, 1997, for the exclusive benefit of eligible associates of the Company and its participating affiliates. The Plan is intended to constitute a qualified profit sharing plan, as described in Code section 401(a), which includes a qualified cash or deferred arrangement, as described in Code section 401(k). Assets attributable to the accounts of participants in the Harwick Chemical Corporation Flexible Retirement Savings Plan who are associates of the Company on September 1, 1997 shall be transferred to the Plan as soon as administratively feasible after September 1, 1997.

The  provisions  of the Plan and Trust relating  to  the  Trustee constitute the trust agreement which is entered into by and between Harwick Chemical Manufacturing Corporation, a subsidiary of M.A. Hanna Company and Barclays Global Investors, National Association. The Trust is intended to be tax exempt, as described in Code section 501(a).

The Plan is intended to comply with the qualification requirements of the Small Business Job Protection Act of 1996 (the "SBJPA") and is intended to comply in operation therewith. To the extent that the Plan, as set forth below, is subsequently determined to be insufficient to comply with such requirements and any regulations issued under the SBJPA, the Plan shall later be amended to so comply.

The  Harwick Chemical Manufacturing Corporation Savings Plan  and
Trust, as set forth in this document, is hereby adopted effective as of September 1, 1997.



Date:   8/29/1997     Harwick Chemical Manufacturing Corporation,
                         a subsidiary of M.A. Hanna Company

                      By: /s/  John S. Pyke Jr.

                         Title: Vice President & Secretary

The trust agreement set forth in those provisions of the Plan and Trust which relate to the Trustee is hereby executed.

Date:   9/12/1997     Barclays Global Investors, National Association

                      By: /s/  Dolores Upton
                      By Merrill Lynch, Pierce, Fenner & Smith Inc.
                         Title: Asst. Vice President

Date:   9/12/1997     Barclays Global Investors, National Association

                      By:  /s/  Pete H. Sorensen
                      By Merrill Lynch, Pierce, Fenner & Smith Inc.
                         Title: Vice Pres.



                       TABLE OF CONTENTS


1      DEFINITIONS                                                            1

2      ELIGIBILITY                                                           10
       2.1   Eligibility                                                     10
       2.2   Ineligible Associates                                           10
       2.3   Ineligible, Terminated or Former Participants                   10

3      PARTICIPANT CONTRIBUTIONS                                             11
       3.1   Associate Pre-Tax Contribution Election                         11
       3.2   Changing a Contribution Election                                11
       3.3   Revoking and Resuming a Contribution Election                   11
       3.4   Contribution Percentage Limits                                  11
       3.5   Refunds When Contribution Dollar Limit Exceeded                 12
       3.6   Timing, Posting and Tax Considerations                          12

4      ROLLOVER CONTRIBUTIONS AND TRANSFERS FROM AND TO OTHER
       QUALIFIED PLANS                                                       13
       4.1   Rollover Contributions                                          13
       4.2   Transfers From and To Other Qualified Plans                     13

5      EMPLOYER CONTRIBUTIONS                                                14
       5.1   Company Match Contributions                                     14
       5.2   Profit Sharing Contributions                                    14

6      ACCOUNTING                                                            16
       6.1   Individual Participant Accounting                               16
       6.2   Sweep Account is Transaction Account                            16
       6.3   Trade Date Accounting and Investment Cycle                      16
       6.4   Accounting for Investment Funds                                 16
       6.5   Payment of Fees and Expenses                                    16
       6.6   Accounting for Participant Loans                                17
       6.7   Error Correction                                                17
       6.8   Participant Statements                                          18
       6.9   Special Accounting During Conversion Period                     18
       6.10  Accounts for Alternate Payees                                   18

7      INVESTMENT FUNDS AND ELECTIONS                                        19
       7.1   Investment Funds                                                19
       7.2   Responsibility for Investment Choice                            19
       7.3   Investment Fund Elections                                       20
       7.4   Default if No Valid Investment Election                         20
       7.5   Investment Fund Election Change Fees                            20

8      VESTING & FORFEITURES                                                 21
       8.1   Fully Vested Accounts                                           21
       8.2   Full Vesting Upon Certain Events                                21
       8.3   Vesting Schedule                                                21
       8.4   Forfeitures of Non-Vested Account Balances                      21
       8.5   Use of Forfeiture Account Amounts                               22
       8.6   Rehired Associates                                              22

9      PARTICIPANT LOANS                                                     23
       9.1   Participant Loans Permitted                                     23
       9.2   Loan Application, Note and Security                             23
       9.3   Spousal Consent                                                 23
       9.4   Loan Approval                                                   23
       9.5   Loan Funding Limits, Account Sources and Funding Order          23
       9.6   Maximum Number of Loans                                         24
       9.7   Source and Timing of Loan Funding                               24
       9.8   Interest Rate                                                   24
       9.9   Loan Payment                                                    24
       9.10  Loan Payment Hierarchy                                          25
       9.11  Repayment Suspension                                            25
       9.12  Loan Default                                                    25
       9.13  Call Feature                                                    25

10     IN-SERVICE WITHDRAWALS                                                26
       10.1  In-Service Withdrawals Permitted                                26
       10.2  In-Service Withdrawal Application and Notice                    26
       10.3  Spousal Consent                                                 26
       10.4  In-Service Withdrawal Approval                                  26
       10.5  Payment Form and Medium                                         27
       10.6  Source and Timing of In-Service Withdrawal Funding              27
       10.7  Hardship Withdrawals                                            27
       10.8  Associate After-Tax Account Withdrawals                         29
       10.9  Rollover Account Withdrawals                                    29
       10.10 Over Age 59 1/2 Withdrawals                                     30

11     DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR BY  REASON  OF  A
       PARTICIPANT'S REQUIRED BEGINNING DATE                                 31
       11.1  Benefit Information, Notices and Election                       31
       11.2  Spousal Consent                                                 32
       11.3  Payment Form and Medium                                         32
       11.4  Distribution of Small Amounts                                   32
       11.5  Source and Timing of Distribution Funding                       32
       11.6  Deemed Distribution                                             33
       11.7  Latest Commencement Permitted                                   33
       11.8  Payment Within Life Expectancy                                  33
       11.9  Incidental Benefit Rule                                         33
       11.10 Payment to Beneficiary                                          34
       11.11 Beneficiary Designation                                         34

12     ADP AND ACP TESTS                                                     35
       12.1  Contribution Limitation Definitions                             35
       12.2  ADP and ACP Tests                                               37
       12.3  Correction of ADP and ACP Tests                                 38
       12.4  Multiple Use Test                                               39
       12.5  Correction of Multiple Use Test                                 40
       12.6  Adjustment for Investment Gain or Loss                          40
       12.7  Testing Responsibilities and Required Records                   40
       12.8  Separate Testing 40

13     MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS                          41
       13.1  "Annual Addition" Defined                                       41
       13.2  Maximum Annual Addition                                         41
       13.3  Avoiding an Excess Annual Addition                              41
       13.4  Correcting an Excess Annual Addition                            41
       13.5  Correcting a Multiple Plan Excess                               42
       13.6  "Defined Benefit Fraction" Defined                              42
       13.7  "Defined Contribution Fraction" Defined                         42
       13.8  Combined Plan Limits and Correction                             43

14     TOP HEAVY RULES                                                       44
       14.1  Top Heavy Definitions                                           44
       14.2  Special Contributions                                           45
       14.3  Adjustment to Combined Limits for Different Plans               46

15     PLAN ADMINISTRATION                                                   47
       15.1  Plan Delineates Authority and Responsibility                    47
       15.2  Fiduciary Standards                                             47
       15.3  Company is ERISA Plan Administrator                             47
       15.4  Administrator Duties                                            48
       15.5  Advisors May be Retained                                        48
       15.6  Delegation of Administrator Duties                              49
       15.7  Committee Operating Rules                                       49

16     MANAGEMENT OF INVESTMENTS                                             50
       16.1  Trust Agreement                                                 50
       16.2  Investment Funds                                                50
       16.3  Authority to Hold Cash                                          51
       16.4  Trustee to Act Upon Instructions                                51
       16.5  Administrator Has Right to
             Vote Registered Investment Company Shares                       51
       16.6  Custom Fund Investment Management                               51
       16.7  Master Custom Stock Fund                                        52
       16.8  Authority to Segregate Assets                                   52
       16.9  Maximum Permitted Investment in M.A. Hanna Company Stock        53
       16.10 Participants Have Right to
             Vote and Tender M.A. Hanna Company Stock                        53
       16.11 Registration and Disclosure for M.A. Hanna Company Stock        53

17     TRUST ADMINISTRATION                                                  54
       17.1  Trustee to Construe Trust                                       54
       17.2  Trustee To Act As Owner of Trust Assets                         54
       17.3  United States Indicia of Ownership                              54
       17.4  Tax Withholding and Payment                                     55
       17.5  Trust Accounting                                                55
       17.6  Valuation of Certain Assets                                     55
       17.7  Legal Counsel                                                   56
       17.8  Fees and Expenses                                               56
       17.9  Trustee Duties and Limitations                                  56

18     RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION                     57
       18.1  Plan Does Not Affect Employment Rights                          57
       18.2  Compliance With USERRA                                          57
       18.3  Limited Return of Contributions                                 57
       18.4  Assignment and Alienation                                       58
       18.5  Facility of Payment                                             58
       18.6  Reallocation of Lost Participant's Accounts                     58
       18.7  Suspension of Certain Plan Provisions During Conversion Period  58
       18.8  Suspension of Certain Plan Provisions During Other Periods      59
       18.9  Claims Procedure                                                59
       18.10 Construction                                                    60
       18.11 Jurisdiction and Severability                                   60
       18.12 Indemnification by Employer                                     60

19     AMENDMENT, MERGER, DIVESTITURES AND TERMINATION                       61
       19.1  Amendment                                                       61
       19.2  Merger                                                          61
       19.3  Divestitures                                                    61
       19.4  Plan Termination and Complete Discontinuance of Contributions   62
       19.5  Amendment and Termination Procedures                            62
       19.6  Termination of Employer's Participation                         63
       19.7  Replacement of the Trustee                                      63
       19.8  Final Settlement and Accounting of Trustee                      63

APPENDIX A - INVESTMENT FUNDS                                                65

APPENDIX B - PAYMENT OF PLAN FEES AND EXPENSES                               66

APPENDIX C - LOAN INTEREST RATE                                              67

1        DEFINITIONS

         When capitalized, the words and phrases below have the following meanings unless different meanings are clearly required by the context:

         1.1     "Account".    The  records  maintained   by   the
                Administrator for purposes of accounting for a Participant's interest in the Plan. "Account" may refer to one or all of the following accounts which have been created on behalf of a Participant to hold amounts attributable to specific types of Contributions under the Plan and amounts transferred from the Harwick Plan in accordance with Section 4.2:

                (a) "Associate Pre-Tax Account".  An account
                     created to hold amounts attributable to Associate Pre-Tax Contributions and amounts transferred from the Harwick Plan designated as amounts attributable to "Salary Deferral contributions" thereunder.

                (b)  "Associate  After-Tax  Account".    An
                     account created to hold amounts transferred from the Harwick Plan designated as amounts attributable to "voluntary post-tax contributions" thereunder.

                (c)  "Rollover Account".  An account created
                     to hold amounts attributable to Rollover Contributions and amounts transferred from the Harwick Plan designated as attributable to "rollover contributions" thereunder.

                (d)  "Company  Cash  Match  Account".    An
                     account created to hold amounts attributable to Company Match Contributions.

                (e)  "Company  Stock  Match  Account".   An
                     account created to hold amounts attributable to Company Match Contributions.

                (f)  "Profit Sharing Account".   An  account
                     created to hold amounts attributable to Profit Sharing Contributions.

                (g)  "Pre-1996 Profit Sharing Account".   An
                     account created to hold amounts transferred from the Harwick Plan designated as attributable to "profit sharing contributions" thereunder.

         1.2    "ACP"  or "Average Contribution Percentage".   The
                percentage calculated in accordance with Section 12.1.

         1.3 "Administrator". The Company, which may delegate all or a portion of the duties of the Administrator under the Plan to a Committee in accordance with
                Section 15.6.

         1.4     "ADP"  or  "Average  Deferral  Percentage".   The
                percentage calculated in accordance with Section 12.1.

         1.5    "Alternate  Payee".   Any spouse,  former  spouse,
                child  or  other dependent (as defined in Code  section
                152) of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion, of the Participant's Account under the Plan.

         1.6 "Beneficiary". The person or persons who is to receive benefits under the Plan after the death of the Participant pursuant to the "Beneficiary Designation" paragraph in Section 11.

         1.7 "Break in Service". The fifth anniversary (or sixth anniversary if absence from employment was due
                to   a   Parental  Leave)  of  the  date  on  which   a
                Participant's employment ends.

         1.8    "Code".   The Internal Revenue Code  of  1986,  as
                amended. Reference to any specific Code section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

         1.9 "Committee". If applicable, the committee which has been appointed by the Administrator to administer the Plan in accordance with Section 15.6.

         1.10   "Company".     Harwick    Chemical    Manufacturing
                Corporation, a subsidiary of M.A. Hanna Company, or any successor by merger, purchase or otherwise.

         1.11   "Compensation".   The  sum   of   a   Participant's
                Taxable Income and salary reductions, if any, pursuant to Code section 125, 402(e)(3), 402(h)(1)(B), 403(b),
                408(p)(2)(A)(i) or 457.

                For purposes of determining benefits under the Plan, Compensation is limited to $150,000 per Plan
                Year (as adjusted for cost of living increases pursuant to Code sections 401(a)(17) and 415(d)). If a Plan Year consists of fewer than 12 months, the limitation on Compensation is an amount equal to the otherwise applicable limit for such Plan Year multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is 12.

                For purposes of determining HCEs and key employees
                and for Plan Years commencing after December 31, 1997, for purposes of Section 13.2, Compensation for the entire Plan Year shall be used. For purposes of determining ADP and ACP, Compensation shall be limited to amounts paid to an Eligible Associate while a Participant.

         1.12   "Contribution".  An amount contributed to the  Plan
                by the Employer or an Eligible Associate, and allocated by contribution type to Participants' Accounts, as described in Section 1.1. Specific types of contribution include:

                (a)  "Associate  Pre-Tax Contribution".   An
                     amount contributed by an eligible Participant in conjunction with his or her Code section 401(k) salary deferral election which shall be treated as made by the Employer on the eligible Participant's behalf.

                (b)  "Rollover  Contribution".   An  amount
                     contributed   by   an  Eligible  Associate   which
                     originated   from   another   employer's   or   an
                     Employer's qualified plan.

                (c) "Company Match Contribution".  An amount
                     contributed   by  the  Employer  on  an   eligible
                     Participant's   behalf  based  upon   the   amount
                     contributed by the eligible Participant.

                (d)  "Profit  Sharing  Contribution".    An
                     amount contributed by the Employer on an eligible Participant's behalf and allocated on a pay based formula.

         1.13   "Contribution  Dollar  Limit".   The  annual  limit
                placed on each Participant's Associate Pre-Tax Contributions, which shall be $7,000 per calendar year (as adjusted for cost of living increases pursuant to Code sections 402(g)(5) and 415(d)). For purposes of this Section, a Participant's Associate Pre-Tax Contributions shall include (i) any employer contribution under a qualified cash or deferred arrangement (as defined in Code section 401(k)) to the extent not includible in gross income for the taxable year under Code section 402(e)(3) (determined without regard to Code section 402(g)), (ii) any employer contribution to the extent not includible in gross income for the taxable year under Code section 402(h)(1)(B) (determined without regard to Code section 402(g)), (iii) any employer contribution to purchase an annuity contract under Code section 403(b) under a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)) and (iv) any elective employer contribution under Code section 408(p)(2)(A)(i).

         1.14 "Conversion Period". The period of converting the prior accounting system of any plan and trust which is merged, in whole or in part, into the Plan and Trust, to the accounting system described in Section 6.

         1.15   "Direct    Rollover".    An    Eligible    Rollover
                Distribution  that is paid by the Plan directly  to  an
                Eligible   Retirement  Plan  for  the  benefit   of   a
                Distributee.

         1.16   "Disability".     A   Participant's    total    and
                permanent, mental or physical disability resulting in termination of employment as evidenced by presentation of medical evidence satisfactory to the Administrator.

         1.17 "Distributee". A Participant, a Beneficiary (if he or she is the surviving spouse of a Participant) or an Alternate Payee under a QDRO (if he or she is the spouse or former spouse of a Participant).

         1.18   "Effective   Date".   The  date  upon   which   the
                provisions of this document become effective. This date is September 1, 1997, unless stated otherwise. In general, the provisions of this document only apply to Participants who are Associates on or after the Effective Date. However, investment and distribution provisions apply to all Participants with Account balances to be invested or distributed after the Effective Date.

         1.19   "Eligible   Associate".    An   Associate   of   an
                Employer, except any Associate:

                (a)  whose  compensation and  conditions  of
                     employment are covered by a collective bargaining agreement to which the Employer is a party unless the agreement calls for the Associate's participation in the Plan; or

                (b)  who is treated as an Associate  because
                     he or she is a Leased Associate.

         1.20   "Eligible   Retirement   Plan".    An    individual
                retirement account described in Code section 408(a), an individual retirement annuity described in Code section  408(b),  an  annuity plan  described  in  Code
                section 403(a), or a qualified trust described in  Code
                section 401(a), that accepts a Distributee's Eligible Rollover Distribution, except that, if the Distributee is the surviving spouse of a Participant, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         1.21   "Eligible  Rollover Distribution".  A  distribution
                of all or any portion of the balance to the credit of a Distributee, excluding (i) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) a distribution to the extent such distribution is required under Code section 401(a)(9); and (iii) the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

         1.22   "Associate".  An individual who is:

                (a)  directly  employed  by  any   Related
                     Company   and  for  whom  any  income   for   such
                     employment is subject to withholding of income or social security taxes, or

                (b)  a Leased Associate.

         1.23   "Employer".   The  Company and  any  other  Related
                Company which adopts the Plan with the approval of the Company.

         1.24   "ERISA".   The Employee Retirement Income  Security
                Act of 1974, as amended. Reference to any specific ERISA section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

         1.25 "Forfeiture Account". An account holding amounts forfeited by Terminated Participants, invested in interest bearing deposits (which may include interest bearing deposits of the Trustee) and/or money market type assets or funds, pending disposition as provided in the Plan and Trust and as directed by the Administrator.

         1.26   "Former  Participant".   The  Plan  status  of   an
                individual after he or she is determined to be a Terminated Participant and his or her Account is distributed or forfeited.

         1.27 "Harwick Plan". The Harwick Chemical Corporation Flexible Retirement Savings Plan, a qualified profit sharing plan, as described in Code section 401(a), which includes a qualified cash or deferred arrangement, as described in Code section 401(k), originally effective January 1, 1972.

         1.28   "HCE"   or   "Highly  Compensated  Employee".    An
                Associate described as a Highly Compensated Employee in Section 12.

         1.29   "Ineligible".   The Plan status  of  an  individual
                who is (1) an Associate of a Related Company which is not then an Employer, (2) an Associate of an Employer, but not an Eligible Associate, or (3) not an Associate.

         1.30 "Ineligible Participant". The Plan status of a Participant who is (1) an Associate of a Related Company which is not then an Employer, or (2) an
                Associate   of  an  Employer,  but  not   an   Eligible
                Associate.

         1.31   "Investment   Fund".    An   investment   fund   as
                described in Section 16.2. The Investment Funds authorized by the Administrator to be offered under the Plan as of the Effective Date or such other date as stated are set forth in Appendix A.

         1.32   "Leased  Associate".  An individual, not  otherwise
                an Associate, who, pursuant to an agreement between a Related Company and a leasing organization, has performed, on a substantially full-time basis, for a period of at least 12 months, services under the primary direction or control of the Related Company, unless:

                (a)  the  individual is covered by  a  money
                     purchase pension plan maintained by the leasing organization and meeting the requirements of Code section 414(n)(5)(B), and

                (b)  such individuals do not constitute more
                     than 20% of all Non-Highly Compensated Employees of all Related Companies (within the meaning of Code section 414(n)(5)(C)(ii)).

         1.33 "Leave of Absence". A period during which an individual is deemed to be an Associate, but is absent from active employment, provided that the absence:

                     (a) was authorized by a Related Company; or

                     (b) was  due  to military  service  in  the
                         United States armed forces and the individual returns to active employment within the period during which he or she retains employment rights under federal law.

         1.34   "Loan   Account".    The  record   maintained   for
                purposes of accounting for a Participant's loan and payments of principal and interest thereon.

         1.35   "M.A.  Hanna  Company  Stock".   Shares  of  common
                stock of the M.A. Hanna Company, its predecessor(s), or its successors or assigns, or any corporation with or into which said corporation may be merged, consolidated or reorganized, or to which a majority of its assets may be sold.

         1.36   "NHCE"  or  "Non-Highly Compensated Employee".   An
                Associate   described   as  a  Non-Highly   Compensated
                Employee in Section 12.

         1.37   "Normal   Retirement  Date".    The   date   of   a
                Participant's 65th birthday.

         1.38   "Owner".   A person with an ownership  interest  in
                the capital, profits, outstanding stock or voting power of a Related Company within the meaning of Code section 318 or 416 (which exclude indirect ownership through a qualified plan).

         1.39 "Parental Leave". The period of absence from work by reason of the pregnancy of an Associate, the birth of the Associate's child, the placement of a child with the Associate in connection with the child's adoption, or the caring for such child immediately after birth or placement as described in Code section 410(a)(5)(E).

         1.40   "Participant".   The Plan  status  of  an  Eligible
                Associate after he or she completes the eligibility requirements and enters the Plan as described in
                Section 2.1 and any individual for whom assets have been transferred from a predecessor plan merged, in whole or in part, with the Plan. An Eligible Associate who makes a Rollover Contribution prior to completing the eligibility requirements as described in Section 2.1 shall also be considered a Participant, except that he or she shall not be considered a Participant for purposes of Plan provisions related to Contributions, other than a Rollover Contribution, until he or she completes the eligibility requirements and enters the Plan as described in Section 2.1. A Participant's participation continues until his or her employment with all Related Companies ends and his or her Account is distributed or forfeited.

         1.41   "Pay".   All cash compensation paid to an  Eligible
                Associate by an Employer while he or she is a Participant during the current period. Pay excludes reimbursements or other expense allowances, cash and non-cash fringe benefits, moving expenses, deferred compensation and welfare benefits.

                Pay is neither increased by any salary credit or decreased by any salary reduction pursuant to Code sections 125 or 402(e)(3). Pay is limited to $150,000 per Plan Year (as adjusted for cost of living increases pursuant to Code sections 401(a)(17) and 415(d)). If a Plan Year consists of fewer than 12 months, the limitation on Pay is an amount equal to the otherwise applicable limit for such Plan Year multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is 12.

         1.42   "Period  of Employment".  The period  beginning  on
                the date an Associate first performs an hour of service and ending on the date his or her employment ends. Employment ends on the date the Associate quits, is discharged, retires or dies or (if earlier) the first anniversary of his or her absence for any other reason. The period of absence starting with the date an Associate's employment ends and ending on the date he or she next performs an hour of service is (1) included in his or her Period of Employment if the period of absence does not exceed one year, and (2) excluded if such period exceeds one year.

                Period of Employment includes the period prior to a Break in Service.

                With  regard to an individual who is an  Associate
                on the Effective Date and who immediately preceding such date was an employee of Harwick Chemical Corporation or a member of its controlled group, if applicable, his or her service prior to the Effective Date, to the extent such service would otherwise be eligible for credit under the Harwick Plan, shall be included in the determination of his or her Period of Employment for eligibility and/or vesting.

                An Associate's service with a predecessor or acquired company shall only be counted in the determination of his or her Period of Employment for eligibility and/or vesting purposes if (1) the Company directs that credit for such service be granted, or
                (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Related Company.

         1.43   "Plan".    The   Harwick   Chemical   Manufacturing
                Corporation Savings Plan set forth in this document, as from time to time amended.

         1.44   "Plan Year".  The annual accounting period  of  the
                Plan  and  Trust which ends on each December  31.   The
                Plan Year ending December 31, 1997 shall be a short Plan Year commencing September 1, 1997.

         1.45   "QDRO".   A  domestic  relations  order  which  the
                Administrator   has  determined  to  be   a   qualified
                domestic  relations order within the  meaning  of  Code
                section 414(p).

         1.46   "Reduction   in  Force".   An  Employer   sponsored
                program  developed  to  reduce  its  workforce   on   a
                permanent basis.

         1.47 "Related Company". With respect to any Employer, that Employer and any corporation, trade or business which is, together with that Employer, a member of the same controlled group of corporations, a trade or business under common control, or an affiliated service group within the meaning of Code sections 414(b), (c), (m) or (o), except that for purposes of
                Section 13 "within the meaning of Code sections 414(b), (c), (m) or (o), as modified by Code section 415(h)" shall be substituted for the preceding reference to "within the meaning of Code section 414(b), (c), (m) or (o)".

         1.48   "Required   Beginning  Date".   The   latest   date
                benefit payments shall commence to a Participant. Such date shall mean the April 1 that next follows the calendar year in which the Participant attains age 70 1/2.

         1.49   "Settlement  Date".   For  each  Trade  Date,   the
                Trustee's next business day.

         1.50 "Spousal Consent". The written consent given by a spouse to a Participant's Beneficiary designation. The spouse's consent must acknowledge the effect on the spouse of the Participant's designation, and be duly witnessed by a notary public. Spousal Consent shall be valid only with respect to the spouse who signs the Spousal Consent and only for the particular choice made by the Participant which requires Spousal Consent. A Participant may revoke (without Spousal
                Consent)  a  prior  designation that  required  Spousal
                Consent at any time before payments begin. Spousal Consent also means a determination by the Administrator that there is no spouse, the spouse cannot be located, or such other circumstances as may be established under Code section 417(a)(2)(B).

         1.51 "Sweep Account". The subsidiary Account for each Participant through which all transactions are processed, which is invested in interest bearing deposits (which may include interest bearing deposits of the Trustee) and/or money market type assets or funds.

         1.52   "Sweep  Date".   The  cut off  date  and  time  for
                receiving   instructions   for   transactions   to   be
                processed on the next Trade Date.

         1.53   "Taxable  Income".   Compensation  in  the   amount
                reported by the Employer or a Related Company as "Wages, tips, other compensation" on Form W-2, or any successor method of reporting under Code section 6041(d).

         1.54 "Terminated Participant". The Plan status of a Participant who is not an Associate and with respect to whom the Administrator has reported to the Trustee that the Participant's employment has terminated with all Related Companies.

         1.55 "Trade Date". Each day the Investment Funds are valued, which is normally every day the assets of such Investment Funds are traded.

         1.56   "Trust".   The  legal  entity  created   by   those
                provisions of this document which relate to the Trustee. The Trust is part of the Plan and holds the Plan assets which are comprised of the aggregate of Participants' Accounts, any unallocated funds invested in interest bearing deposits (which may include interest bearing deposits of the Trustee) and/or money market type assets or funds, pending allocation to Participants' Accounts or disbursement to pay Plan fees and expenses and the Forfeiture Account.

         1.57   "Trustee".   Barclays  Global  Investors,  National
                Association.

         1.58   "USERRA".   The Uniformed Services  Employment  and
                Reemployment Rights Act of 1994, as amended.

         1.59   "Year  of Vesting Service".  A 12-month  Period  of
                Employment.

                Years of Vesting Service shall include service credited prior to September 1, 1997.

2    ELIGIBILITY

         2.1    Eligibility

                Each Eligible Associate shall become a Participant
                on the later of September 1, 1997 or on the first day of the next month after the date he or she completes a six month Period of Employment. The eligibility period begins on the date an Associate's Period of Employment commences.

         2.2    Ineligible Associates

                If an Associate completes the above eligibility requirements, but is Ineligible at the time participation would otherwise begin (if he or she were not Ineligible), he or she shall become a Participant on the first subsequent date on which he or she is an Eligible Associate.

         2.3    Ineligible, Terminated and Former Participants

                An  Ineligible,  Terminated or Former  Participant
                may not make or share in any Contributions, other than such Contributions due to be made on his or her behalf after the date he or she became an Ineligible, Terminated or Former Participant for periods prior to such date, nor may an Ineligible or Terminated Participant be eligible for a new Plan loan (except as described in Section 9.1), during the period he or she is an Ineligible or Terminated Participant, but he or she shall continue to participate for all other purposes. An Ineligible, Terminated or Former
                Participant  shall  automatically  become   an   active
                Participant on the date he or she again becomes an Eligible Associate.

3        PARTICIPANT CONTRIBUTIONS

         3.1    Associate Pre-Tax Contribution Election

                Upon becoming a Participant, an Eligible Associate
                may elect to reduce his or her Pay by an amount which does not exceed the Contribution Dollar Limit or the limits described in the Contribution Percentage Limits paragraph of this Section 3, and have such amount contributed to the Plan by the Employer as an Associate Pre-Tax Contribution. The election shall be made in such manner and with such advance notice as prescribed by the Administrator and may be limited to a whole percentage of Pay. In no event shall an Associate's Associate Pre-Tax Contributions under the Plan and comparable contributions to all other plans, contracts or arrangements of all Related Companies exceed the Contribution Dollar Limit for the Associate's taxable year beginning in the Plan Year.

         3.2    Changing a Contribution Election

                A Participant who is an Eligible Associate may change his or her Associate Pre-Tax Contribution election as of any January 1, April 1, July 1 or October 1 in such manner and with such advance notice as prescribed by the Administrator, and such election change shall be effective with the first payroll paid after such date. A Participant's Contribution election made as a percentage of Pay shall automatically apply to Pay increases or decreases.

         3.3    Revoking and Resuming a Contribution Election

                A Participant may revoke his or her Associate Pre-
                Tax Contribution election at any time in such manner and with such advance notice as prescribed by the Administrator, and such revocation shall be effective with the first payroll paid after such date.

                A Participant who is an Eligible Associate may resume Associate Pre-Tax Contributions by making a new election at the same time in which a Participant may change his or her election in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective with the first payroll paid after such date.

         3.4    Contribution Percentage Limits

                The  Administrator may establish and  change  from
                time  to  time,  in writing, without the  necessity  of
                amending the Plan and Trust, the minimum, if applicable, and maximum Associate Pre-Tax Contribution percentages, prospectively or retrospectively (for the current Plan Year), for all Participants. In addition, the Administrator may establish any lower percentage limits for Highly Compensated Employees as it deems necessary to satisfy the tests described in
                Section 12. As of the Effective Date, the Associate Pre-Tax Contribution minimum percentage is 1% and the maximum percentage is 15%.

                Irrespective of the limits that may be established by the Administrator in accordance with the paragraph above, in no event shall the Contributions made by or on behalf of a Participant for a Plan Year exceed the maximum allowable under Code section 415.

         3.5    Refunds When Contribution Dollar Limit Exceeded

                A   Participant   who  makes  Associate   Pre-Tax
                Contributions for a calendar year to the Plan and comparable contributions to any other qualified defined contribution plan in excess of the Contribution Dollar Limit may notify the Administrator in writing by the following March 1 (or as late as
                April 14 if allowed by the Administrator) that an excess has occurred. In this event, the amount of the excess specified by the Participant, adjusted for investment gain or loss, shall be refunded to him or her by the April 15 following the year of deferral and shall not be included as an Annual Addition (as defined in Section 13.1) under Code section 415 for the year contributed. The excess amounts shall first be taken from unmatched Associate Pre-Tax
                Contributions and then from matched Associate Pre-Tax Contributions. Any Company Match Contributions attributable to refunded excess Associate Pre-Tax Contributions as described in this Section, adjusted for investment gain or loss, shall be forfeited and used as described in Section 8. Refunds and forfeitures shall not include investment gain or loss for the period between the end of the applicable calendar year and the date of distribution or forfeiture.

         3.6    Timing, Posting and Tax Considerations

                Participants' Contributions, other than Rollover Contributions, may only be made through payroll deduction. Such amounts shall be paid to the Trustee in cash and posted to each Participant's Account(s) as soon as such amounts can reasonably be separated from the Employer's general assets and balanced against the specific amount made on behalf of each Participant. In no event, however, shall such amounts be paid to the Trustee more than 15 business days following the end of the month that includes the date amounts are deducted from a Participant's Pay (or as that maximum period may be otherwise extended by ERISA). Associate Pre-Tax Contributions shall be treated as Contributions made by an Employer in determining tax deductions under Code section 404(a).

4        ROLLOVER  CONTRIBUTIONS  AND TRANSFERS  FROM  AND  TO  OTHER
         QUALIFIED PLANS

         4.1    Rollover Contributions

                The Administrator may authorize the Trustee to accept a Rollover Contribution in cash, directly from an Eligible Associate or as a Direct Rollover from another qualified plan on behalf of the Eligible Associate, even if he or she is not yet a Participant. The Associate shall be responsible for providing satisfactory evidence, in such manner as prescribed by the Administrator, that such Rollover Contribution qualifies as a rollover contribution, within the meaning of Code section 402(c) or 408(d)(3)(A)(ii). Such amounts received directly from an Eligible Associate must be paid to the Trustee in cash within 60 days after the date received by the Eligible Associate from a qualified plan or conduit individual retirement account. Rollover Contributions shall be posted to the Eligible Associate's Rollover Account as of the date received by the Trustee.

               If the Administrator later determines that an amount contributed pursuant to the above paragraph did not in fact qualify as a rollover contribution, within the meaning of Code section 402(c) or 408(d)(3)(A)(ii), the balance credited to the Participant's Rollover Account shall immediately be
               (1) segregated from all other Plan assets, (2) treated as a nonqualified trust established by and for the benefit of the Participant, and (3) distributed to the Participant. Any such amount shall be deemed never to have been a part of the Plan.

         4.2    Transfers From and To Other Qualified Plans

                The Administrator may instruct the Trustee to receive assets in cash or in kind directly from another qualified plan or to transfer assets in cash or in kind directly to another qualified plan;
                provided that receipt of a transfer shall not be directed if:

                (a)  any  amounts are not exempted  by  Code
                     section    401(a)(11)(B)    from    the    annuity
                     requirements of Code section 417 unless the Plan complies with such requirements; or

                (b)  any  amounts include benefits protected
                     by Code section 411(d)(6) which would not be preserved under applicable Plan provisions.

                The Trustee may refuse to receive any such transfer if:

                (a)  the  Trustee finds the in  kind  assets
                     unacceptable; or

                (b)  instructions  for  posting  amounts  to
                     Participants' Accounts are incomplete.

                Such  amounts  shall be posted to the  appropriate
                Accounts of Participants as of the date received by the Trustee. To the extent a receipt of a transfer
                includes   Participant  loans,  such  loans  shall  continue
                in   effect   subject  to  the  terms  and   conditions   in
                effect   as   of   the  date  of  the  transfer.

5.       EMPLOYER CONTRIBUTIONS

         As of the Effective Date the provisions of this Section 5 are not in effect.

         5.1    Company Match Contributions

                (a)  Frequency  and Eligibility.   For  each
                quarter of the Plan Year, the Employer shall make Company Match Contributions, as described in the following Allocation Method paragraph, on behalf of each Participant who contributed during the period and was an Associate on the last day of the period.

                Such Company Match Contributions shall also be made on behalf of each Participant who contributed during the period but who ceased being an Associate during the period after having attained age 65 or by reason of a Reduction in Force or his or her Disability or death.

                (b)  Allocation Method.  The  Company  Match
                Contributions (including any Forfeiture Account amounts applied as Company Match Contributions in accordance with Section 8) for each period shall total 0% of each eligible Participant's Associate Pre-Tax Contributions for the period. One-half of each such eligible Participant's Company Match Contribution for the period shall be designated as for deposit to his or her Company Cash Match Account and the other half of each such eligible Participant's Company Match Contribution for the period shall be designated as for deposit to his or her Company Stock Match Account.

                (c)   Timing,  Medium  and  Posting.    The
                Employer shall make each period's Company Match Contribution in cash as soon as administratively feasible, and for purposes of deducting such
                Contribution, not later than the Employer's federal tax filing date, including extensions, for the Employer's taxable year that ends with or within the Plan Year for which the Company Match Contribution is made. Such amounts shall be paid to the Trustee and posted to each Participant's Company Cash Match Account and Company Stock Match Account once the total Company Match Contribution received has been balanced against the specific amount to be credited to each Participant's Company Cash Match Account and Company Stock Match Account.

         5.2    Profit Sharing Contributions

                (a)  Frequency  and Eligibility.   For  each
                     Plan Year, the Employer may make a Profit Sharing Contribution, as described in the following Allocation Method paragraph, on behalf of each Participant who was an Associate on the last day of the period.

                     If such Profit Sharing Contributions are
                     made, such Contributions shall also be made on behalf of each Participant who was an Eligible Associate at any time during the period but who ceased being an Associate during the period after having attained age 65 or by reason of a Reduction in Force or his or her Disability or death.

                (b)  Allocation Method.  The Profit  Sharing
                     Contribution (including any Forfeiture Account amounts applied as Profit Sharing Contributions in accordance with Section 8) for each period, shall be in an amount determined by the Employer and allocated among eligible Participants in direct proportion to their Pay.

                (c)  Timing,  Medium  and  Posting.    The
                     Employer shall make each period's Profit Sharing Contribution in cash as soon as administratively feasible, and for purposes of deducting such
                     Contribution, not later than the Employer's federal tax filing date, including extensions, for the Employer's taxable year that ends with or within the Plan Year for which the Profit Sharing Contribution is made. Such amounts shall be paid to the Trustee and posted to each Participant's Profit Sharing Account once the total Profit Sharing Contribution received has been balanced against the specific amount to be credited to each Participant's Profit Sharing Account.
6    ACCOUNTING

          6.1   Individual Participant Accounting

                The Administrator shall maintain an individual set
                of Accounts for each Participant in order to reflect transactions both by type of Account and investment medium. Financial transactions shall be accounted for at the individual Account level by posting each transaction to the appropriate Account of each affected Participant. Participant Account values shall be maintained in shares for the Investment Funds and in dollars for the Sweep and Loan Accounts. At any point in time, the Account value shall be determined using the most recent Trade Date values provided by the Trustee.

         6.2    Sweep Account is Transaction Account

                All   transactions  related  to   amounts   being
                contributed to or distributed from the Trust shall be posted to each affected Participant's Sweep Account. Any amount held in the Sweep Account shall be credited with interest up until the date on which it is removed from the Sweep Account.

         6.3    Trade Date Accounting and Investment Cycle

                Participant Account values shall be determined  as
                of each Trade Date. For any transaction to be processed as of a Trade Date, the Trustee must receive instructions for the transaction by the Sweep Date. Such instructions shall apply to amounts held in the Account on that Sweep Date. Financial transactions of the Investment Funds shall be posted to Participants' Accounts as of the Trade Date, based upon the Trade Date values provided by the Trustee, and settled on the Settlement Date.

         6.4    Accounting for Investment Funds

                Investments in each Investment Fund shall be maintained in shares. The Trustee is responsible for determining the share values of each Investment Fund as of each Trade Date. To the extent an Investment Fund is comprised of collective investment funds offered by the Trustee or any other entity authorized to offer collective investment funds, the share values shall be determined in accordance with the rules governing such collective investment funds, which are incorporated herein by reference. All other share values shall be determined by the Trustee. The share value of each Investment Fund shall be based on the fair market value of its underlying assets.

         6.5    Payment of Fees and Expenses

                Except to the extent Plan fees and expenses related to Account maintenance, transaction and Investment Fund management and maintenance, set forth below, are paid by the Employer directly, or indirectly, through the Forfeiture Account as directed by the Administrator, such fees and expenses shall be paid as set forth below.

                (a)  Account    Maintenance:     Account
                     maintenance fees and expenses, may include but are not limited to, administrative, Trustee, government annual report preparation, audit, legal, nondiscrimination testing and fees for any other special services. Account maintenance fees shall be charged to Participants on a per Participant basis provided that no fee shall reduce a Participant's Account balance below zero.

                (b)  Transaction:  Transaction  fees   and
                     expenses, may include but are not limited to, periodic installment payment, Investment Fund election change and loan fees. Transaction fees shall be charged to the Participant's Account involved in the transaction provided that no fee shall reduce a Participant's Account balance below zero.

                (c)  Investment   Fund   Management   and
                     Maintenance: Management and maintenance fees and expenses related to the Investment Funds shall be charged at the Investment Fund level and
                     reflected  in  the  net  gain  or  loss  of   each
                     Investment Fund.

                The Company may determine that the Employers pay a lower portion of the fees and expenses allocable to the Accounts of Participants who are no longer Associates or who are not Beneficiaries, unless doing so would result in discrimination prohibited under Code section 401(a)(4) or a significant detriment prohibited by Code section 411(a)(11). As of the Effective Date, a breakdown of which Plan fees and expenses shall generally be borne by the Trust (and charged to individual Participants' Accounts or charged at the Investment Fund level and reflected in the net gain or loss of each Investment Fund) and those that shall be paid by the Employer is set forth in Appendix B, which may be changed from time to time by the Company, in writing, without the necessity of amending the Plan and Trust.

                The Trustee shall have the authority to pay any such fees and expenses, which remain unpaid by the Employer for 60 days, from the Trust.

         6.6    Accounting for Participant Loans

                Participant loans shall be held in a separate Loan
                Account  of  the  Participant  and  accounted  for   in
                dollars   as  an  earmarked  asset  of  the   borrowing
                Participant's Account.

         6.7    Error Correction

                The Administrator may correct any errors or omissions in the administration of the Plan by restoring any Participant's Account balance with the amount that would be credited to the Account had no error or omission been made. Funds necessary for any such restoration shall be provided through payment made by the Employer, or by the Trustee to the extent the error or omission is attributable to actions or inactions of the Trustee, or if the restoration involves an Account holding amounts contributed by an Employer, the Administrator may direct the Trustee to use amounts from the Forfeiture Account.

         6.8    Participant Statements

                The Administrator shall provide Participants with statements of their Accounts as soon after the end of each quarter of the Plan Year as administratively feasible.

         6.9    Special Accounting During Conversion Period

                The   Administrator  and  Trustee  may  use   any
                reasonable accounting methods in performing their respective duties during any Conversion Period. This includes, but is not limited to, the method for allocating net investment gains or losses and the extent, if any, to which contributions received by and distributions paid from the Trust during this period share in such allocation.

         6.10   Accounts for Alternate Payees

                A separate Account shall be established for an Alternate Payee entitled to any portion of a Participant's Account under a QDRO as of the date and in accordance with the directions specified in the QDRO. In addition, a separate Account may be established during the period of time the Administrator, a court of competent jurisdiction or other appropriate person is determining whether a domestic relations order qualifies as a QDRO. Such a separate Account shall be valued and accounted for in the same manner as any other Account.

                (a)  Distributions Pursuant to QDROs.  If  a
                     QDRO so provides, the portion of a Participant's Account payable to an Alternate Payee may be distributed, in a form permissible under Section 11, to the Alternate Payee at any time beginning as soon as practicable after the QDRO determination is made, regardless of whether the Participant is entitled to a distribution from the Plan at such time. The Alternate Payee shall be provided the notice prescribed by Code section 402(f).

                (b) Participant Loans.  Except to the extent
                     required by law, an Alternate Payee, on whose behalf a separate Account has been established, shall not be entitled to borrow from such Account. If a QDRO specifies that the Alternate Payee is entitled to any portion of the Account of a Participant who has an outstanding loan balance, all outstanding loans shall generally continue to be held in the Participant's Account and shall not be divided between the Participant's and Alternate Payee's Accounts.

                (c)  Investment Direction.  Where a separate
                     Account has been established on behalf of an Alternate Payee and has not yet been distributed, the Alternate Payee may direct the investment of such Account in the same manner as if he or she were a Participant.

7        INVESTMENT FUNDS AND ELECTIONS

         7.1    Investment Funds

                Except  for Participants' Sweep and Loan  Accounts
                and any unallocated funds invested in interest bearing deposits (which may include interest bearing deposits of the Trustee) and/or money market type assets or funds, pending allocation to Participants' Accounts or disbursement to pay Plan fees and expenses and the Forfeiture Account, the Trust shall be maintained in various Investment Funds. The Administrator shall select the Investment Funds offered to Participants and may change the number or composition of the Investment Funds, subject to the terms and conditions agreed to with the Trustee. As of the Effective Date, a list of the Investment Funds offered under the Plan is set forth in Appendix A, which may be changed from time to time by the Administrator, in writing, and as agreed to by the Trustee, without the necessity of amending the Plan and Trust.

                The Administrator may set a maximum percentage  of
                the  total election that a Participant may direct  into
                any specific Investment Fund, which maximum, if any, as of the Effective Date is set forth in Appendix A, which may be changed from time to time by the
                Administrator, in writing, without the necessity of amending the Plan and Trust.

         7.2    Responsibility for Investment Choice

                Each  Participant shall direct the  investment  of
                all  of  his  or  her Accounts except for  his  or  her
                Company Stock Match Account which shall be entirely invested in the Investment Fund specified by the Administrator, which Investment Fund as of the Effective Date is set forth in Appendix A. In accordance with procedures established by the Administrator and the Trustee, periodically, at such times and dates as determined by the Administrator and agreed upon by the Trustee, but no more frequently than bi-annually, a Participant's then existing balance in his or her Company Stock Match Account shall be released from the restriction that such amount be entirely invested in the Investment Fund specified by the Administrator. A Participant shall thereafter direct the investment of such amount. Such procedures may include transferring the Participant's balance in his or her Company Stock Match Account to his or her Company Cash Match Account.

                Each Participant shall be solely responsible for the selection of his or her Investment Fund choices. No fiduciary with respect to the Plan is empowered to advise a Participant as to the manner in which his or her Accounts are to be invested, and the fact that an Investment Fund is offered shall not be construed to be a recommendation for investment.

                During any Conversion Period, Trust assets may be held in any investment vehicle permitted by the Plan, as directed by the Administrator, irrespective of prior Participant investment elections.

         7.3    Investment Fund Elections

                A Participant shall provide his or her initial investment election upon becoming a Participant and may change his or her investment election at any time in accordance with procedures established by the Administrator and the Trustee. A Participant shall make his or her investment election in any combination of one or any number of the Investment Funds offered in accordance with the procedures established by the Administrator and Trustee. Investment elections received by the Trustee by the Sweep Date shall be effective on the following Trade Date.

         7.4    Default if No Valid Investment Election

                The Administrator shall specify an Investment Fund for the investment of that portion of a Participant's Account which is not yet held in an Investment Fund and for which no valid investment election is on file. The Investment Fund specified as of the Effective Date is set forth in Appendix A, which may be changed from time to time by the Administrator, in writing, without the necessity of amending the Plan and Trust.

         7.5    Investment Fund Election Change Fees

                A   reasonable  processing  fee  may  be  charged
                directly to a Participant's Account for Investment Fund election changes in excess of a specified number per year as determined by the Administrator.

8        VESTING & FORFEITURES

         8.1    Fully Vested Accounts

                A Participant shall be fully vested in these Accounts at all times:

                Associate Pre-Tax Account
                Associate After-Tax Account
                Rollover Account
                Company Cash Match Account
                Company Stock Match Account
                Pre-1996 Profit Sharing Account

         8.2    Full Vesting Upon Certain Events

                A Participant's entire Account shall become fully vested once he or she has attained his or her Normal Retirement Date while an Associate or upon his or her terminating employment with all Related Companies due to a Reduction in Force or his or her Disability or death.

         8.3    Vesting Schedule

                In  addition  to  the vesting  provided  above,  a
                Participant's  Profit  Sharing  Account  shall   become
                vested in accordance with the following schedule:

                    Years of Vesting           Vested
                        Service               Percentage

                      Less than 1                0%
                   1 but less than 2             20%
                   2 but less than 3             40%
                   3 but less than 4             60%
                   4 but less than 5             80%
                       5 or more                100%

                If this vesting schedule is changed, the vested percentage for each Participant shall not be less than his or her vested percentage determined as of the last day prior to this change, and for any Participant with at least three Years of Vesting Service when the schedule is changed, his or her vested percentage shall be determined using the more favorable vesting schedule.

         8.4    Forfeitures of Non-Vested Account Balances

                A Terminated Participant shall forfeit his or her non-vested Account balance as of the Settlement Date following the Sweep Date on which he or she is determined to be a Terminated Participant. Forfeitures from all Accounts subject to vesting shall be transferred to and maintained in the Forfeiture Account.

         8.5    Use of Forfeiture Account Amounts

                Forfeiture Account amounts shall be used to restore Accounts, to pay Plan fees and expenses, to reduce future Company Match Contributions to be made or may increase the amount allocated as Profit Sharing Contributions, as directed by the Administrator.

         8.6    Rehired Associates

                (a)  Service  Restoration.   If  a  former
                     Associate again becomes an Associate, all Periods of Employment credited when his or her employment last terminated shall be counted in determining his or her vested interest.

                (b)  Account  Restoration.   If  a  former
                     Associate again becomes an Associate before he or she has a Break in Service, the amount forfeited after his or her employment last terminated shall be restored to his or her Account. The restoration shall include the interest which would have been credited had such forfeiture been invested in the Sweep Account from the date forfeited until the date the restoration amount is restored. The restoration amount shall come from the Forfeiture Account to the extent possible, and any additional amount needed shall be contributed by the Employer. His or her vested interest in the restored Account shall then be equal to:

                                    V% times (AB + D) - D
                     where:

                     V% = current vested percentage
                     AB = current Account balance
                     D   = amount previously distributed from Account

9        PARTICIPANT LOANS

         9.1    Participant Loans Permitted

                Loans  to  Participants  and  Beneficiaries   are
                permitted pursuant to the terms and conditions set forth in this Section, except that a loan shall not be permitted to a Participant who is no longer an Associate or to a Beneficiary, unless such Participant or Beneficiary is otherwise a party in interest (as defined in ERISA section 3(14)).

         9.2    Loan Application, Note and Security

                A Participant shall apply for any loan in such manner and with such advance notice as prescribed by the Administrator. Each loan shall be evidenced by a promissory note, secured only by the portion of the Participant's Account from which the loan is made, and the Plan shall have a lien on this portion of his or her Account.

         9.3    Spousal Consent

                A Participant is not required to obtain Spousal Consent in order to borrow from his or her Account under the Plan.

         9.4    Loan Approval

                The Administrator, or the Trustee, if otherwise authorized by the Administrator and agreed to by the Trustee, is responsible for determining that a loan request conforms to the requirements described in this Section and granting such request.

         9.5    Loan  Funding Limits, Account Sources and  Funding Order

                The loan amount must meet all of the following limits as determined as of the Sweep Date the loan is processed and shall be funded from the Participant's Accounts as follows:

                (a)  Plan Minimum Limit.  The minimum amount
                     for any loan is $1,000.

                (b)  Plan Maximum Limit, Account Sources  and
                     Funding Order. Subject to the legal limit described in (c) below, the maximum a Participant may borrow, including the aggregate outstanding balances of existing Plan loans, is 100% of the following of the Participant's Accounts which are fully vested in the priority order as follows:

                              Associate Pre-Tax Account
                              Company Stock Match Account
                              Company Cash Match Account
                              Profit Sharing Account
                              Pre-1996 Profit Sharing Account
                              Rollover Account
                              Associate After-Tax Account

                (c)  Legal  Maximum Limit.   The  maximum  a
                     Participant may borrow, including the aggregate outstanding balances of existing Plan loans, is 50% of his or her vested Account balance, not to exceed $50,000. However, the $50,000 maximum is reduced by the Participant's highest aggregate outstanding Plan loan balance during the 12-month period ending on the day before the Sweep Date as of which the loan is made. For purposes of this paragraph, the qualified plans of all Related Companies shall be treated as though they are part of the Plan to the extent it would decrease the maximum loan amount.

         9.6    Maximum Number of Loans

                A Participant may have only one loan outstanding at any given time.

         9.7    Source and Timing of Loan Funding

                A loan to a Participant shall be made solely from the assets of his or her own Account. The available assets shall be determined first by Account and then within each Account used for funding a loan, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the loan is processed.

                The loan shall be funded on the Settlement Date following the Trade Date as of which the loan is processed. The Trustee shall make payment to the
                Participant as soon thereafter as administratively feasible.

         9.8    Interest Rate

                The interest rate charged on Participant loans shall be a fixed reasonable rate of interest, determined from time to time by the Administrator, which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. As of the Effective Date, the interest rate is determined as set forth in Appendix C, which may be changed from time to time by the Administrator, in writing, without the necessity of amending the Plan and Trust.

         9.9    Loan Payment

                Substantially level amortization shall be required
                of each loan with payments made at least monthly, generally through payroll deduction. Loans may be prepaid in full or in part at any time. The Participant may choose the loan repayment period, not to exceed five years, except that the repayment period may be for any period not to exceed 15 years if the purpose of the loan is to acquire the Participant's principal residence.

         9.10   Loan Payment Hierarchy

                Loan principal payments shall be credited to the Participant's Accounts in the inverse of the order used to fund the loan. Loan interest shall be credited to the Participant's Accounts in direct proportion to the principal payment. Loan payments credited to Accounts for which the Participant directs investment as described in Section 7 are credited to the Investment Funds based upon the Participant's current investment election for new Contributions. Loan payments credited to Accounts for which the Participant does not direct investment as described in
                Section 7 are credited to the Investment Funds specified by the Administrator for such Accounts.

         9.11   Repayment Suspension

                The Administrator may agree to a suspension of loan payments for up to 12 months for a Participant who is on a Leave of Absence without pay. During the suspension period, interest shall continue to accrue on the outstanding loan balance. At the expiration of the suspension period all outstanding loan payments and accrued interest thereon shall be due unless otherwise agreed upon by the Administrator.

         9.12   Loan Default

                A  loan  is  treated as in default if a  scheduled
                loan payment is not made at the time required. A Participant shall then have a grace period to cure the default before it becomes final. Such grace period shall be for a period that does not extend beyond the last day of the calendar quarter following the calendar quarter in which the scheduled loan payment was due or such lesser or greater maximum period as may later be authorized by Code section 72(p).

                In the event a default is not cured within the grace period, the Administrator may direct the Trustee to report the outstanding principal balance of the
                loan   and  accrued  interest  thereon  as  a   taxable
                distribution to the Participant. As soon as a Plan withdrawal or distribution to such Participant would otherwise be permitted, the Administrator may instruct the Trustee to execute upon its security interest in the Participant's Account by distributing the note to the Participant.

         9.13   Call Feature

                The Administrator shall have the right to call any Participant loan once a Participant's employment with all Related Companies has terminated, unless he or she is otherwise a party in interest (as defined in ERISA section 3(14)), or if the Plan is terminated.

10       IN-SERVICE WITHDRAWALS

         10.1   In-Service Withdrawals Permitted

                In-service withdrawals to a Participant who is an Associate are permitted pursuant to the terms and conditions set forth in this Section and pursuant to the terms and conditions set forth in Section 11 with regard to an in-service withdrawal made in accordance with a Participant's Required Beginning Date.

         10.2   In-Service Withdrawal Application and Notice

                A Participant shall apply for any in-service withdrawal in such manner and with such advance notice as prescribed by the Administrator. The Participant shall be provided the notice prescribed by Code section 402(f).

                Code sections 401(a)(11) and 417 do not apply to in-service withdrawals under the Plan. An in-service withdrawal may commence less than 30 days after the aforementioned notice is provided, if:

                (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notice to consider his or her option to elect or not elect a Direct Rollover for all or a portion, if any, of his or her in-service withdrawal which constitutes an Eligible Rollover Distribution; and

                (b)  the  Participant after  receiving  such
                     notice, affirmatively elects a Direct Rollover for all or a portion, if any, of his or her in-service withdrawal which constitutes an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof.

         10.3   Spousal Consent

                A Participant is not required to obtain Spousal Consent in order to receive an in-service withdrawal under the Plan.

         10.4   In-Service Withdrawal Approval

                The Administrator, or the Trustee, if otherwise authorized by the Administrator and agreed to by the Trustee, is responsible for determining whether an in-service withdrawal request conforms to the requirements described in this Section and granting such request.

         10.5   Payment Form and Medium

                The form of payment for an in-service withdrawal shall be a single lump sum and payment shall be made in cash. With regard to the portion of an in-service withdrawal representing an Eligible Rollover Distribution, a Participant may elect a Direct Rollover for all or a portion of such amount.

         10.6   Source and Timing of In-Service Withdrawal Funding

                An in-service withdrawal to a Participant shall be made solely from the assets of his or her own Account and shall be based on the Account values as of the Trade Date the in-service withdrawal is processed. The available assets shall be determined first by Account and then within each Account used for funding an in-service withdrawal, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes his or her Loan Account balance) as of the Trade Date on which the in-service withdrawal is processed.

                The in-service withdrawal shall be funded on the Settlement Date following the Trade Date as of which the in-service withdrawal is processed. The Trustee shall make payment to the Participant or on behalf of the Participant as soon thereafter as administratively feasible.

         10.7   Hardship Withdrawals

                (a)  Requirements.  A Participant who is  an
                     Associate may request the withdrawal of up to the amount necessary to satisfy a financial need including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal. Only requests for withdrawals (1) on account of a Participant's "Deemed Financial Need" and (2) which are "Deemed Necessary" to satisfy the financial need shall be approved.

                (b)  "Deemed Financial Need".  An  immediate
                     and heavy financial need relating to:

                     (1)   the  payment  of  unreimbursed
                           medical care expenses (described under Code section 213(d)) incurred (or to be incurred) by the Associate, his or her spouse or dependents (as defined in Code section 152);

                     (2)   the purchase (excluding mortgage
                           payments)   of  the  Associate's   principal
                           residence;

                     (3)   the  payment  of  unreimbursed
                           tuition, related educational fees and room and board for up to the next 12 months of post-secondary education for the Associate, his or her spouse or dependents (as defined in Code section 152);

                     (4)   the payment of funeral expenses of
                           an Associate's family member;

                     (5)   the payment of amounts necessary
                           for the Associate to prevent losing his or her principal residence through eviction or foreclosure on the mortgage; or

                     (6)   any    other    circumstance
                           specifically  permitted under  Code  section
                           401(k)(2)(B)(i)(IV).

                (c)  "Deemed  Necessary".  A  withdrawal  is
                     "Deemed Necessary" to satisfy the financial need only if the withdrawal amount does not exceed the financial need and all of these conditions are met:

                     (1)   the  Associate has obtained  all
                           possible withdrawals (other than hardship withdrawals) and nontaxable loans available from the Plan and all other plans maintained by Related Companies;

                     (2)   the Administrator shall  suspend
                           the  Associate from making any contributions
                           to  the  Plan  and all other  qualified  and
                           nonqualified  plans of deferred compensation
                           and all stock option or stock purchase plans
                           maintained  by  Related  Companies  for   12
                           months from the date the withdrawal payment is made; and

                     (3)   the Administrator shall reduce the
                           Contribution Dollar Limit for the Associate with regard to the Plan and all other plans maintained by Related Companies, for the calendar year next following the calendar year of the withdrawal by the amount of the Associate's Associate Pre-Tax Contributions for the calendar year of the withdrawal.

                (d)  Account Sources and Funding Order.   All
                     available amounts must first be withdrawn from a Participant's Associate After-Tax Account. The remaining withdrawal shall come from the following of the Participant's fully vested Accounts, in the priority order as follows:

                                     Rollover Account
                                     Associate Pre-Tax Account

                     The amount that may be withdrawn from a Participant's Associate Pre-Tax Account shall not include any earnings credited to his or her Associate Pre-Tax Account.

                (e)  Minimum  Amount.  There is  no  minimum
                     amount for a hardship withdrawal.

                (f)  Permitted  Frequency.   There  is   no
                     restriction on the number of hardship withdrawals permitted to a Participant.

                (g)  Suspension from Further  Contributions.
                     Upon making a hardship withdrawal, a Participant may not make additional Associate Pre-Tax Contributions (or additional contributions to all other qualified and nonqualified plans of deferred compensation and all stock option or stock purchase plans maintained by Related Companies) for a period of 12 months from the date the withdrawal payment is made.

         10.8   Associate After-Tax Account Withdrawals

                (a)  Requirements.  A Participant who is  an
                     Associate may make an Associate After-Tax Account withdrawal.

                (b)  Account Sources and Funding Order.  The
                     withdrawal   shall  come  from   a   Participant's
                     Associate After-Tax Account.

                (c)  Minimum  Amount.  There is  no  minimum
                     amount   for   an   Associate  After-Tax   Account
                     withdrawal.

                (d)  Permitted  Frequency.   There  is   no
                     restriction on the number of Associate After-Tax Account withdrawals permitted to a Participant.

                (e)  Suspension from Further  Contributions.
                     An Associate After-Tax Account withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

         10.9   Rollover Account Withdrawals

                (a)  Requirements.  A Participant who is  an
                     Associate may make a Rollover Account withdrawal.

                (b) Account Sources and Funding Order.   The
                     withdrawal   shall  come  from   a   Participant's
                     Rollover Account.

                (c)  Minimum  Amount.  There is  no  minimum
                     amount for a Rollover Account withdrawal.

                (d)  Permitted  Frequency.   There  is   no
                     restriction on the number of Rollover Account withdrawals permitted to a Participant.

                (e)  Suspension from Further  Contributions.
                     A Rollover Account withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

         10.10  Over Age 59 1/2 Withdrawals

                (a)  Requirements.  A Participant who is  an
                     Associate and over age 59 1/2 may make an Over Age 59 1/2 withdrawal.

                (b) Account Sources and Funding Order.   The
                     withdrawal shall come from the following of the Participant's Accounts, in the priority order as follows, except that the Participant may instead choose to have amounts taken from his or her Associate After-Tax Account first:

                                     Rollover Account
                                     Associate Pre-Tax Account
                                     Company Cash Match Account
                                     Company Stock Match Account
                                     Profit Sharing Account
                                     Pre-1996 Profit Sharing Account
                                     Associate After-Tax Account

                (c)  Minimum  Amount. There  is  no  minimum
                     amount for an Over Age 59 1/2 withdrawal.

                (d)  Permitted  Frequency.   There  is   no
                     restriction  on  the  number  of  Over   Age   59 1/2
                     withdrawals permitted to a Participant.

                (e)  Suspension from Further  Contributions.
                     An Over Age 59 1/2 withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

11 DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR BY REASON OF A PARTICIPANT'S REQUIRED BEGINNING DATE

         11.1   Benefit Information, Notices and Election

                A  Participant, or his or her Beneficiary  in  the
                case of his or her death, shall be provided with information regarding all optional times and forms of distribution available under the Plan, including the notices prescribed by Code sections 402(f) and 411(a)(11). Subject to the other requirements of this Section, a Participant, or his or her Beneficiary in the case of his or her death, may elect, in such manner and with such advance notice as prescribed by the Administrator, to have his or her vested Account balance paid to him or her beginning upon any Settlement Date following the Participant's termination of employment with all Related Companies and a reasonable period of time during which the Administrator shall process, and inform the Trustee of, the Participant's termination or, if earlier, at the time of the Participant's Required Beginning Date.

                Notwithstanding, if a Participant's termination of employment with all Related Companies does not constitute a separation from service for purposes of Code section 401(k)(2)(B)(i)(I) or otherwise constitute an event set forth under Code section
                401(k)(10)(A)(ii) or (iii) as described in Section 19.3, the portion of a Participant's Account subject to the distribution rules of Code section 401(k) may not be distributed until such time as he or she separates from service for purposes of Code section 401(k)(2)(B)(i)(I) or, if earlier, upon such other event as described in Code section 401(k)(2)(B) and as provided for in the Plan.

                Code  sections 401(a)(11) and 417 do not apply  to
                distributions  under  the  Plan.  A  distribution   may
                commence less than 30 days after the aforementioned notices are provided, if:

                (a) the Participant is clearly informed that
                     he or she has the right to a period of at least 30 days after receipt of such notices to consider the decision as to whether to elect a distribution and if so to elect a particular form of distribution and to elect or not elect a Direct Rollover for all or a portion, if any, of his or her distribution which constitutes an Eligible Rollover Distribution; and

                (b)  the  Participant after  receiving  such
                     notices, affirmatively elects a distribution and a Direct Rollover for all or a portion, if any, of his or her distribution which constitutes an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof.

         11.2   Spousal Consent

                A Participant is not required to obtain Spousal Consent in order to receive a distribution under the Plan.

         11.3   Payment Form and Medium

                Except to the extent otherwise provided by Section 11.4, a Participant may elect to be paid in any of these forms:

                (a)  a single lump sum;

                (b)  a  portion paid in a lump sum, and  the
                     remainder paid later (partial payment); or

                (c) periodic installments over a period not to exceed the life expectancy of the Participant and his or her Beneficiary.

                Distributions shall be made in cash, except to the extent a distribution consists of a loan call as described in Section 9. With regard to the portion of a distribution representing an Eligible Rollover Distribution, a Distributee may elect a Direct Rollover for all or a portion of such amount.

         11.4   Distribution of Small Amounts

                If after a Participant's employment with all Related Companies ends, the Participant's vested Account balance is $5,000 or less, and if at the time of any prior in-service withdrawal or distribution the Participant's vested Account balance did not exceed $5,000, the Participant's benefit shall be paid as a single lump sum as soon as administratively feasible in accordance with procedures prescribed by the Administrator.

         11.5   Source and Timing of Distribution Funding

                A distribution to a Participant shall be made solely from the assets of his or her own Account and shall be based on the Account values as of the Trade Date the distribution is processed. The available assets shall be determined first by Account and then within each Account used for funding a distribution, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the distribution is processed.

                The distribution shall be funded on the Settlement
                Date   following  the  Trade  Date  as  of  which   the
                distribution  is  processed.  The  Trustee  shall  make
                payment  to  the  Participant  or  on  behalf  of   the
                Participant as soon thereafter as administratively feasible.

         11.6   Deemed Distribution

                For purposes of Section 8, if at the time a Participant is determined to be a Terminated Participant, his or her vested Account balance attributable to Accounts subject to vesting as described in Section 8 is zero, his or her vested Account balance shall be deemed distributed as of the Settlement Date following the Sweep Date on which he or she is determined to be a Terminated Participant.

         11.7   Latest Commencement Permitted

                In addition to any other Plan requirements and unless a Participant elects otherwise, his or her benefit payments shall begin not later than 60 days after the end of the Plan Year in which he or she attains his or her Normal Retirement Date or retires, whichever is later. However, if the amount of the payment or the location of the Participant (after a reasonable search) cannot be ascertained by that deadline, payment shall be made no later than 60 days after the earliest date on which such amount or location is ascertained but in no event later than the Participant's Required Beginning Date. A Participant's failure to elect in such manner as prescribed by the Administrator to have his or her vested Account balance paid to him or her, shall be deemed an election by the Participant to defer his or her distribution but in no event shall his or her benefit payments commence later than his or her Required Beginning Date.

                If benefit payments cannot begin at the time required because the location of the Participant cannot be ascertained (after a reasonable search), the Administrator may, at any time thereafter, treat such person's Account as forfeited subject to the provisions of Section 18.6.

         11.8   Payment Within Life Expectancy

                The   Participant's  payment  election  must   be
                consistent with the requirement of Code section 401(a)(9) that all payments are to be completed within a period not to exceed the lives or the joint and last survivor life expectancy of the Participant and his or her Beneficiary. The life expectancies of a Participant and his or her Beneficiary, if such Beneficiary is his or her spouse, may be recomputed annually.

         11.9   Incidental Benefit Rule

                The   Participant's  payment  election  must   be
                consistent with the requirement that, if the Participant's spouse is not his or her sole primary Beneficiary, the minimum annual distribution for each calendar year, beginning with the calendar year preceding the calendar year that includes the Participant's Required Beginning Date, shall not be less than the quotient obtained by dividing (a) the Participant's vested Account balance as of the last Trade Date of the preceding year by (b) the applicable divisor as determined under the incidental benefit requirements of Code section 401(a)(9).

         11.10  Payment to Beneficiary

                Payment to a Beneficiary must either (i) be completed by the end of the calendar year that contains the fifth anniversary of the Participant's death or (ii) begin by the end of the calendar year that contains the first anniversary of the Participant's death and be completed within the period of the Beneficiary's life or life expectancy, except that:

                (a)  If the Participant dies after his or her
                     Required Beginning Date, payment to his or her Beneficiary must be made at least as rapidly as provided in the Participant's distribution election;

                (b)  If  the  surviving  spouse   is   the
                     Beneficiary, payments need not begin until the later of (i) the end of the calendar year that
                     includes    the   first   anniversary    of    the
                     Participant's death, or (ii) the end of the calendar year in which the Participant would have attained age 70 1/2 and must be completed within the spouse's life or life expectancy; and

                (c)  If  the  Participant and the  surviving
                     spouse who is the Beneficiary die (i) before the Participant's Required Beginning Date and (ii) before payments have begun to the spouse, the spouse shall be treated as the Participant in applying these rules.

         11.11  Beneficiary Designation

                Each   Participant  may  complete  a  beneficiary
                designation form indicating the Beneficiary who is to receive the Participant's remaining Plan interest at the time of his or her death. The designation may be changed at any time. However, a Participant's spouse shall be the sole primary Beneficiary unless the designation includes Spousal Consent for another Beneficiary. If no proper designation is in effect at the time of a Participant's death or if the
                Beneficiary does not survive the Participant, the Beneficiary shall be, in the order listed, the:

                (a) Participant's surviving spouse,

                (b) Participant's children, in equal shares, (or if a child does not survive the Participant, and that child leaves issue, the issue shall be entitled to that child's share, by right of representation) or

                (c) Participant's estate.

12       ADP AND ACP TESTS

         12.1   Contribution Limitation Definitions

                The  following definitions are applicable to  this
                Section 12 (where a definition is contained in both Sections 1 and 12, for purposes of Section 12 the
                Section 12 definition shall be controlling):

                (a)   "ACP"   or   "Average   Contribution
                     Percentage".   The  Average Percentage  calculated
                     using Contributions allocated to Participants as of a date within the Plan Year.

                (b)  "ACP  Test".   The  determination   of
                     whether the ACP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

                (c)  "ADP" or "Average Deferral Percentage".
                     The Average Percentage calculated using Deferrals allocated to Participants as of a date within the Plan Year.

                (d)  "ADP  Test".   The  determination   of
                     whether the ADP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

                (e)  "Average Percentage".  The  average  of
                     the calculated percentages for Participants within the specified group. The calculated percentage refers to either the "Deferrals" or "Contributions" (as defined in this Section) made on each Participant's behalf for the Plan Year, divided by his or her Compensation for the portion of the Plan Year in which he or she was an Eligible Associate while a Participant. (Associate Pre-Tax Contributions to the Plan or comparable contributions to plans of Related Companies which must be refunded solely because they exceed the Contribution Dollar Limit are included in the percentage for the HCE Group but not for the NHCE Group.)

                (f)  "Contributions" shall  include  Company
                     Match Contributions. In addition, Contributions may include Associate Pre-Tax Contributions, but only to the extent that (1) the Administrator elects to use them, (2) they are not used or counted in the ADP Test, and (3) they otherwise satisfy the requirements as prescribed under Code section 401(m) permitting treatment as Contributions for purposes of the ACP Test.

                (g) "Deferrals" shall include Associate Pre-
                     Tax  Contributions.   In addition,  Deferrals  may
                     include Company Match Contributions, but only to the extent that (1) the Administrator elects to use them, (2) they are not used or counted in the ACP Test, (3) they are fully vested when made, not withdrawable by an Associate before he or she attains age 59 1/2, and (4) they otherwise satisfy the requirements as prescribed under Code section
                     401(k)  permitting  treatment  as  Deferrals   for
                     purposes of the ADP Test.

                (h)  "HCE" or "Highly Compensated Employee".
                     With   respect   to  all  Related  Companies,   an
                     Associate  who  (in accordance with  Code  section
                     414(q)):

                     (1)   Was a more than 5% Owner (within
                           the  meaning  of Code section 414(q)(2))  at
                           any   time  during  the  Plan  Year  or  the
                           preceding Plan Year; or

                     (2)  Received Compensation during  the
                           preceding Plan Year in excess of $80,000 (as
                           adjusted  for  such Year  pursuant  to  Code
                           sections  414(q)(1) and 415(d)) or,  if  the
                           Company elects for such preceding Plan Year,
                           "in  excess of $80,000 (as adjusted for such
                           Year pursuant to Code sections 414(q)(1) and
                           415(d))  and  was a member of the  "top-paid
                           group"  (within the meaning of Code  section
                           414(q)(3))  for  such preceding  Plan  Year"
                           shall   be  substituted  for  the  preceding
                           reference to "in excess of $80,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d))".

                     A  former Associate shall be treated  as
                     an  HCE  if (1) such former Associate was  an  HCE
                     when  he  or  she separated from service,  or  (2)
                     such former Associate was an HCE in service at any time after attaining age 55.

                     The determination of who is an HCE and the determination of the number and identity of Associates in the top-paid group shall be made in accordance with Code section 414(q).

                     For purposes of the above, the reference to preceding Plan Year shall mean the 12 months preceding September 1, 1997 with regard to the Plan's initial Plan Year.

                (i)  "HCE  Group"  and "NHCE  Group".   With
                     respect to all Related Companies, the respective group of HCEs and NHCEs who are eligible to have amounts contributed on their behalf for the Plan Year, including Associates who would be eligible but for their election not to participate or to contribute, or because their Pay is greater than zero but does not exceed a stated minimum. For Plan Years commencing after December 31, 1998, with respect to all Related Companies, if the Plan permits participation prior to an Eligible Associate's satisfaction of the minimum age and service requirements of Code section 410(a)(1)(A), Eligible Associates who have not met the minimum age and service requirements of Code section 410(a)(1)(A) may be excluded in the determination of the NHCE Group, but not in the determination of the HCE Group, for purposes of
                     (i) the ADP Test, if Code section 410(b)(4)(B) is applied in determining whether the 401(k) portion of the Plan meets the requirements of Code section 410(b), or (ii) the ACP Test, if Code 410(b)(4)(B) is applied in determining whether the 401(m) portion of the Plan meets the requirements of Code section 410(b).

                     (1)  If the Related Companies maintain
                           two  or more plans which are subject to  the
                           ADP  or  ACP Test and are considered as  one
                           plan for purposes of Code sections 401(a)(4)
                           or   410(b),   all  such  plans   shall   be
                           aggregated  and  treated  as  one  plan  for
                           purposes  of meeting the ADP and ACP  Tests,
                           provided   that  the  plans  may   only   be
                           aggregated if they have the same plan year.

                     (2)  If an HCE is covered by more than
                           one  cash or deferred arrangement,  or  more
                           than one arrangement permitting associate or
                           matching  contributions, maintained  by  the
                           Related  Companies, all such plans shall  be
                           aggregated  and treated as one  plan  (other
                           than   those   plans   that   may   not   be
                           permissively  aggregated)  for  purposes  of
                           calculating the separate percentage for  the
                           HCE  which  is used in the determination  of
                           the Average Percentage.  For purposes of the
                           preceding  sentence,  if  such  plans   have
                           different   plan  years,   the   plans   are
                           aggregated with respect to the plan years ending with or within the same calendar year.

                (j) "Multiple Use Test".  The test described
                     in  Section 12.4 which a Plan must meet where  the
                     Alternative  Limitation  (described   in   Section
                     12.2) is used to meet both the ADP and ACP Tests.

                (k)   "NHCE"   or  "Non-Highly  Compensated
                     Employee".  An Associate who is not an HCE.

         12.2   ADP and ACP Tests

                For each Plan Year, the ADP and ACP for the HCE Group must meet either the Basic or Alternative Limitation when compared to the respective preceding Plan Year's ADP and ACP for the preceding Plan Year's NHCE Group, defined as follows:

                (a) Basic Limitation.  The HCE Group Average
                     Percentage may not exceed 1.25 times the NHCE Group Average Percentage.

                (b)  Alternative Limitation.  The HCE  Group
                     Average Percentage is limited by reference to the NHCE Group Average Percentage as follows:

                      If the NHCE Group        Then the Maximum HCE
                           Average           Group Average Percentage
                        Percentage is:                 is:

                         Less than 2%        2 times NHCE Group Average %
                           2% to 8%          NHCE Group Average % plus 2%
                         More than 8%        NA - Basic Limitation applies


                Alternatively, the Company may elect  to  use  the
                Plan Year's ADP for the NHCE Group for the Plan Year and/or the Plan Year's ACP for the NHCE Group for the Plan Year. If such election is made, such election may not be changed except as provided by the Code.

                In  the  case of the first Plan Year in which  the
                Plan is subject to the requirements of Code section 401(k), the amount taken into account as the "preceding Plan Year's ADP for the preceding Plan Year's NHCE Group", shall be (i) 3%, or (ii) if the Company elects, the Plan Year's ADP and in the case of the first Plan Year in which the Plan is subject to the requirements of Code section 401(m), the amount taken into account as the "preceding Plan Year's ACP for the preceding Plan Year's NHCE Group", shall be
                (i)  3%, or (ii) if the Company elects, the Plan Year's
                ACP.

         12.3   Correction of ADP and ACP Tests

                If the ADP or ACP Tests are not met, the Administrator shall determine, no later than the end of the next Plan Year, a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce the ADP and/or ACP for the HCE Group by a sufficient amount to meet the ADP and ACP Tests.

                With regard to each HCE whose Deferral percentage and/or Contribution percentage is in excess of the maximum percentage, a dollar amount of excess Deferrals and/or excess Contributions shall then be determined by (i) subtracting the product of such maximum percentage for the ADP and the HCE's Compensation from the HCE's actual Deferrals and (ii) subtracting the product of such maximum percentage for the ACP and the HCE's Compensation from the HCE's actual Contributions. Such amounts shall then be aggregated to determine the total dollar amount of excess Deferrals and/or excess Contributions. ADP and/or ACP corrections shall be made in accordance with the leveling method as described below.

                (a)  ADP  Correction.   The  HCE  with  the
                     highest Deferral dollar amount shall have his or her Deferral dollar amount reduced in an amount equal to the lesser of the dollar amount of excess Deferrals for all HCEs or the dollar amount that would cause his or her Deferral dollar amount to equal that of the HCE with the next highest Deferral dollar amount. The process shall be repeated until the total of the Deferral dollar amount reductions equals the dollar amount of excess Deferrals for all HCEs.

                     To  the  extent an HCE's Deferrals  were
                     determined to be reduced as described in the paragraph above, Associate Pre-Tax Contributions shall, by the end of the next Plan Year, be refunded to the HCE, except that such amount to be refunded shall be reduced by Associate Pre-Tax Contributions previously refunded because they exceeded the Contribution Dollar Limit. The excess amounts shall first be taken from unmatched Associate Pre-Tax Contributions and then from matched Associate Pre-Tax Contributions. Any Company Match Contributions attributable to refunded excess Associate Pre-Tax Contributions as described in this Section, adjusted for investment gain or loss for the Plan Year to which the excess Associate Pre-Tax Contributions relate, shall be forfeited and used as described in Section 8.

                (b)  ACP  Correction.   The  HCE  with  the
                     highest Contribution dollar amount shall have his or her Contribution dollar amount reduced in an amount equal to the lesser of the dollar amount of excess Contributions for all HCEs or the
                     dollar   amount  that  would  cause  his  or   her
                     Contribution dollar amount to equal that of the HCE with the next highest Contribution dollar amount. The process shall be repeated until the total of the Contribution dollar amount reductions equals the dollar amount of excess Contributions for all HCEs.

                     To  the  extent  an HCE's  Contributions
                     were determined to be reduced as described in the paragraph above, Company Match Contributions shall, by the end of the next Plan Year, be refunded to the HCE.

                (c)  Investment  Fund  Sources.   Once  the
                     amount of excess Deferrals and/or Contributions is determined, within each Account from which amounts are refunded or forfeited, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes his or her Loan Account balance) as of the Trade Date on which the correction is processed.

         12.4   Multiple Use Test

                If the Alternative Limitation (defined in Section 12.2) is used to meet both the ADP and ACP Tests, the ADP and ACP for the HCE Group must also comply with the requirements of Code section 401(m)(9). Such Code section requires that the sum of the ADP and ACP for the HCE Group (as determined after any corrections needed to meet the ADP and ACP Tests have been made) not exceed the sum (which produces the most favorable result) of:

                (a)  the Basic Limitation (defined in Section
                     12.2) applied to either the ADP or ACP for the NHCE Group, and

                (b)  the  Alternative Limitation applied  to
                     the other NHCE Group percentage.

         12.5   Correction of Multiple Use Test

                If the multiple use limit is exceeded, the Administrator shall determine a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce either or both the ADP or ACP for the HCE Group by a sufficient amount to meet the multiple use limit. Any excess shall be corrected in the same manner that excess Deferrals or Contributions are corrected.

         12.6   Adjustment for Investment Gain or Loss

                Any excess Deferrals or Contributions to be refunded to a Participant in accordance with this
                Section 12 shall be adjusted for investment gain or loss. Refunds or forfeitures shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution.

         12.7   Testing Responsibilities and Required Records

                The   Administrator  shall  be  responsible   for
                ensuring  that  the Plan meets the ADP  Test,  the  ACP
                Test and the Multiple Use Test, and that the Contribution Dollar Limit is not exceeded. The
                Administrator shall maintain records which are sufficient to demonstrate that the ADP Test, the ACP Test and the Multiple Use Test, have been met for each Plan Year for at least as long as the Employer's corresponding tax year is open to audit.

         12.8   Separate Testing

                (a)  Multiple  Employers:  The determination
                     of HCEs, NHCEs, and the performance of the ADP Test, the ACP Test and the Multiple Use Test, and any corrective action resulting therefrom, shall be conducted separately with regard to the Associates of each Employer (and its Related
                     Companies) that is not a Related Company with respect to the other Employer(s).

                (b)   Collective  Bargaining  Units:    The
                     performance of the ADP Test, and if applicable, the ACP Test and the Multiple Use Test, and any corrective action resulting therefrom, shall be conducted separately with regard to Associates who are eligible to participate in the Plan as a result of a collective bargaining agreement.

                In  addition, testing may be conducted separately,
                at the discretion of the Administrator and to the extent permitted under Treasury regulations, with regard to any group of Associates for whom separate testing is permissible under such regulations.

13       MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS

         13.1   "Annual Addition" Defined

                The sum for a Plan Year of all (i) contributions (excluding rollover contributions) and forfeitures allocated to the Participant's Account and his or her account in all other defined contribution plans maintained by any Related Company, (ii) amounts allocated to the Participant's individual medical account (within the meaning of Code section 415(l)(2)) which is part of a defined benefit plan maintained by any Related Company, and (iii) if the Participant is a key employee (within the meaning of Code section 419A(d)(3)) for the applicable or any prior Plan Year, amounts attributable to post-retirement medical benefits allocated to his or her separate account under a welfare benefit fund (within the meaning of Code section 419(e)) maintained by any Related Company. The Plan Year refers to the year to which the allocation pertains, regardless of when it was allocated. The Plan Year shall be the Code section 415 limitation year. For purposes of the preceding sentence, the reference to "Plan Year" shall instead be "the calendar year" with regard to the Plan's initial Plan Year.

         13.2   Maximum Annual Addition

                A Participant's Annual Addition for any Plan Year shall not exceed the lesser of (i) 25% of his or her Taxable Income or (ii) $30,000 (as adjusted for cost of living increases pursuant to Code section 415(d)); provided, however, that clause (i) shall not apply to Annual Additions described in clauses (ii) and (iii) of Section 13.1 and except that for Plan Years commencing after December 31, 1997, "Compensation" shall be substituted for the preceding reference to "Taxable Income".

         13.3    Avoiding an Excess Annual Addition

                If, at any time during a Plan Year, the allocation
                of any additional Contributions would produce an excess Annual Addition for such year, Contributions to be made for the remainder of the Plan Year shall be limited to the amount needed for each affected Participant to receive the maximum Annual Addition.

         13.4   Correcting an Excess Annual Addition

                Upon the discovery of an excess Annual Addition to
                a Participant's Account (resulting from a reasonable error in determining a Participant's compensation or the maximum permissible amount of his or her elective deferrals (within the meaning of Code section 402(g)(3)), or other facts and circumstances acceptable to the Internal Revenue Service), the excess amount (adjusted to reflect investment gains) shall first be returned to the Participant to the extent of his or her Associate Pre-Tax Contributions (however to the extent Associate Pre-Tax Contributions were matched, the applicable Company Match Contributions shall be forfeited in proportion to the returned matched Associate Pre-Tax Contributions) and the remaining excess, if any, shall be forfeited by the Participant and together used as described in
                Section 8.

         13.5   Correcting a Multiple Plan Excess

                If a Participant, whose Account is credited with an excess Annual Addition, received allocations to more than one defined contribution plan, the excess shall be corrected by reducing the Annual Addition to the Plan only after all possible reductions have been made to the other defined contribution plans.

         13.6   "Defined Benefit Fraction" Defined

                The fraction, for any Plan Year, where the numerator is the "projected annual benefit" and the denominator is the greater of 125% of the "protected current accrued benefit" or the normal limit which is the lesser of (i) 125% of the dollar limitation in effect under Code section 415(b)(1)(A) for the Plan Year or (ii) 140% of the amount which may be taken into account under Code section 415(b)(1)(B) for the Plan Year, where a Participant's:

                (a) "projected annual benefit" is the annual benefit provided by the plan determined pursuant to Code section 415(e)(2)(A), and

                (b) "protected current accrued benefit" in a
                     defined benefit plan in existence (1) on July 1, 1982, shall be the accrued annual benefit provided for under Public Law 97-248, section 235(g)(4), as amended, or (2) on May 6, 1986, shall be the accrued annual benefit provided for under Public Law 99-514, section 1106(i)(3).

         13.7   "Defined Contribution Fraction" Defined

                The fraction where the numerator is the sum of the Participant's Annual Addition for each Plan Year to date and the denominator is the sum of the "annual amounts" for each year in which the Participant has performed service with a Related Company. The "annual amount" for any Plan Year is the lesser of (i) 125% of the dollar limitation in effect under Code section 415(c)(1)(A) (determined without regard to subsection
                (c)(6)) for the Plan Year or (ii) 140% of the amount which may be taken into account under Code section 415(c)(1)(B) for the Plan Year, where:

                (a)  each  Annual  Addition  is  determined
                     pursuant to the Code section 415(c) rules in effect for such Plan Year, and

                (b)  the  numerator is adjusted pursuant  to
                     Public Law 97-248, section 235(g)(3), as amended, or Public Law 99-514, section 1106(i)(4).

         13.8   Combined Plan Limits and Correction

                The   sum  of  a  Participant's  Defined  Benefit
                Fraction and Defined Contribution Fraction for any Plan Year may not exceed 1.0. If the combined fraction exceeds 1.0 for any Plan Year, the Participant's benefit under any defined benefit plan (to the extent it has not been distributed or used to purchase an annuity contract) shall be limited so that the combined fraction does not exceed 1.0 before any defined contribution limits shall be enforced.

                For Plan Years commencing after December 31, 1999, the provisions of the preceding paragraph shall no longer be effective.

14       TOP HEAVY RULES

         14.1   Top Heavy Definitions

               When capitalized, the following words and phrases have the following meanings when used in this Section:

                (a)  "Aggregation   Group".    The   group
                    consisting of each qualified plan of the Related Companies (1) in which a Key Employee is a participant or was a participant during the determination period (regardless of whether such plan has terminated), or (2) which enables another plan in the group to meet the requirements of Code sections 401(a)(4) or 410(b). The Administrator may also treat any other qualified plan of the Related Companies as part of the group if the resulting group would continue to meet the requirements of Code sections 401(a)(4) and 410(b) with such plan being taken into account.

                (b)  "Determination  Date".   For  any  Plan
                    Year, the last Trade Date of the preceding Plan Year or, in the case of the Plan's first Plan Year, the last Trade Date of that Plan Year.

                (c)  "Key  Employee".  A current  or  former
                    Associate (or his or her Beneficiary) who at any time during the five year period ending on the Determination Date was:

                    (1)   an  officer of a Related Company
                          whose  Compensation (i) exceeds 50%  of  the
                          amount   in   effect  under   Code   section
                          415(b)(1)(A) and (ii) places him or her within the following highest paid group of officers:

                         Number of Associates            Number of
                         not Excluded Under             Highest Paid
                         Code Section 414(q)(5)       Officers Included

                           Less than 30                      3
                            30 to 500               10% of the number of
                                                    Associates not excluded
                                                      under Code section
                                                          414(q)(8)
                           More than 500                    50

                    (2)  a more than 5% Owner,

                    (3)   a  more  than  1%  Owner  whose
                          Compensation exceeds $150,000, or

                    (4)   a  more than 0.5% Owner  who  is
                          among the 10 Associates owning the largest interest in a Related Company and whose Compensation exceeds the amount in effect under Code section 415(c)(1)(A).

                (d)  "Plan  Benefit".  The  sum  as  of  the
                    Determination Date of (1) an Associate's  Account,
                    (2) the present value of his or her other accrued benefits provided by all qualified plans within the Aggregation Group, and (3) the aggregate distributions made within the five year period ending on such Date. For this purpose, the present value of the Associate's accrued benefit in a defined benefit plan shall be determined by the method that is used for benefit accrual purposes under all such plans maintained by the Related Companies or, if there is no such single method used under all such plans, as if the benefit accrues no more rapidly than the slowest rate permitted by the fractional accrual rule in Code section 411(b)(1)(C). Plan Benefits shall exclude rollover contributions and similar transfers made after December 31, 1983 as provided in Code section 416(g)(4)(A).

                (e) "Top Heavy".  The Plan's status when the
                    Plan Benefits of Key Employees account for more than 60% of the Plan Benefits of all Associates who have performed services at any time during the five year period ending on the Determination Date. The Plan Benefits of Associates who were, but are no longer, Key Employees (because they have not been an officer or Owner during the five year period), are excluded in the determination.

         14.2   Special Contributions

                (a)  Minimum Contribution Requirement.   For
                    each Plan Year in which the Plan is Top Heavy, the Employer shall not allow any contributions (other than a Rollover Contribution from a plan maintained by a non Related Company) to be made by or on behalf of any Key Employee unless the Employer makes a contribution (other than contributions made by an Employer in accordance with a Participant's salary deferral election or contributions made by an Employer based upon the amount contributed by a Participant) on behalf of all Participants who were Eligible Associates as of the last day of the Plan Year in an amount equal to at least 3% of each such Participant's Taxable Income.

                (b) Overriding    Minimum    Benefit.
                    Notwithstanding, contributions shall be permitted on behalf of Key Employees if the Employer also maintains a defined benefit plan which automatically provides a benefit which satisfies the Code section 416(c)(1) minimum benefit requirements, including the adjustment provided in Code section 416(h)(2)(A), if applicable. If the Plan is part of an Aggregation Group under which a Key Employee is receiving a benefit and no minimum contribution is provided under any other plan, a minimum contribution of at least 3% of Taxable Income shall be provided to the Participants specified in the preceding paragraph. In addition, the Employer may offset a defined benefit minimum by contributions (other than contributions made by an Employer in accordance with a Participant's salary deferral election or contributions made by an Employer based upon the amount contributed by a Participant) made to the Plan.

         14.3   Adjustment to Combined Limits for Different Plans

                For each Plan Year in which the Plan is Top Heavy,
                100% shall be substituted for 125% in determining the Defined Benefit Fraction and the Defined Contribution Fraction. For Plan Years commencing after December
                31, 1999, the provisions of the preceding sentence shall no longer be effective.

15       PLAN ADMINISTRATION

         15.1   Plan Delineates Authority and Responsibility

                Plan   fiduciaries  include  the   Company,   the
                Administrator, the Committee and/or the Trustee, as applicable, whose specific duties are delineated in the Plan and Trust. In addition, Plan fiduciaries also include any other person to whom fiduciary duties or responsibilities are delegated with respect to the Plan. Any person or group may serve in more than one fiduciary capacity with respect to the Plan. To the extent permitted under ERISA section 405, no fiduciary shall be liable for a breach by another fiduciary.

          15.2  Fiduciary Standards

                Each fiduciary shall:

                (a)  discharge  his  or  her   duties   in
                     accordance with the Plan and Trust to the extent they are consistent with ERISA;

                (b) use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

                (c)  act  with  the  exclusive  purpose  of
                     providing  benefits  to  Participants  and   their
                     Beneficiaries, and defraying reasonable expenses of administering the Plan;

                (d)  diversify  Plan  investments,  to  the
                     extent such fiduciary is responsible for directing the investment of Plan assets, so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

                (e)  treat  similarly situated  Participants
                     and     Beneficiaries    in    a    uniform    and
                     nondiscriminatory manner.

          15.3  Company is ERISA Plan Administrator

                The Company is the administrator of the Plan (within the meaning of ERISA section 3(16)) and is responsible for compliance with all reporting and disclosure requirements, except those that are explicitly the responsibility of the Trustee under applicable law. The Administrator and/or Committee shall have any necessary authority to carry out such functions through the actions of the Administrator, duly appointed officers of the Company and/or the Committee.

          15.4  Administrator Duties

                The Administrator shall have the discretionary authority to construe the Plan and Trust, other than the provisions which relate to the Trustee, and to do all things necessary or convenient to effect the intent and purposes thereof, whether or not such powers are specifically set forth in the Plan and Trust. Actions taken in good faith by the Administrator shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law. In addition to the duties listed elsewhere in the Plan and Trust, the Administrator's authority shall include, but not be limited to, the discretionary authority to:

                (a)  determine   who   is   eligible   to
                     participate, if a contribution qualifies as a rollover contribution, the allocation of Contributions, and the eligibility for loans, in-service withdrawals and distributions;

                (b)  provide each Participant with a summary
                     plan description no later than 90 days after he or she has become a Participant (or such other period permitted under ERISA section 104(b)(1)), as well as informing each Participant of any material modification to the Plan in a timely manner;

                (c)  make  a copy of the following documents
                     available to Participants during normal work hours: the Plan and Trust (including subsequent amendments), all annual and interim reports of the Trustee related to the entire Plan, the latest annual report and the summary plan description;

                (d)  determine  the fact of a  Participant's
                     death and of any Beneficiary's right to receive the deceased Participant's interest based upon such proof and evidence as it deems necessary;

                (e)  establish and review at least annually a
                     funding policy bearing in mind both the short-run and long-run needs and goals of the Plan and to the extent Participants may direct their own investments, the funding policy shall focus on which Investment Funds are available for Participants to use; and

                (f) adjudicate claims pursuant to the claims procedure described in Section 18.

          15.5  Advisors May be Retained

                The Administrator may retain such agents and advisors (including attorneys, accountants, actuaries, consultants, record keepers, investment counsel and administrative assistants) as it considers necessary to assist it in the performance of its duties. The Administrator shall also comply with the bonding requirements of ERISA section 412.

          15.6  Delegation of Administrator Duties

                The Company, as Administrator of the Plan, has appointed a Committee to administer the Plan on its behalf. The Company shall provide the Trustee with the names and specimen signatures of any persons authorized to serve as Committee members and act as or on its behalf. Any Committee member appointed by the Company shall serve at the pleasure of the Company, but may resign by written notice to the Company. Committee members shall serve without compensation from the Plan for such services. Except to the extent that the Company otherwise provides, any delegation of duties to the Committee shall carry with it the full discretionary authority of the Administrator to complete such duties.

          15.7  Committee Operating Rules

                (a)  Actions of Majority.  Any act delegated
                     by the Company to the Committee may be done by a majority of its members. The majority may be expressed by a vote at a meeting or in writing without a meeting, and a majority action shall be equivalent to an action of all Committee members.

                (b)  Meetings.   The  Committee  shall  hold
                     meetings upon such notice, place and times as it determines necessary to conduct its functions properly.

                (c)  Reliance by Trustee.  The Committee  may
                     authorize one or more of its members to execute documents on its behalf and may authorize one or more of its members or other individuals who are not members to give written direction to the Trustee in the performance of its duties. The Committee shall provide such authorization in writing to the Trustee with the name and specimen signatures of any person authorized to act on its behalf. The Trustee shall accept such direction and rely upon it until notified in writing that the Committee has revoked the authorization to give such direction. The Trustee shall not be deemed to be on notice of any change in the membership of the Committee, parties authorized to direct the Trustee in the performance of its duties, or the duties delegated to and by the Committee until notified in writing.

16       MANAGEMENT OF INVESTMENTS

         16.1   Trust Agreement

                All Plan assets shall be held by the Trustee in trust, in accordance with those provisions of the Plan and Trust which relate to the Trustee, for use in providing Plan benefits and paying Plan fees and expenses not paid directly by the Employer. Plan benefits shall be drawn solely from the Trust and paid by the Trustee as directed by the Administrator.
                Notwithstanding,  the  Company may  appoint,  with  the
                approval of the Trustee, another trustee to hold and administer Plan assets which do not meet the requirements of Section 16.2.

         16.2  Investment Funds

                The Administrator is hereby granted authority to direct the Trustee to invest Trust assets in one or more Investment Funds. The number and composition of Investment Funds may be changed from time to time, without the necessity of amending the Plan and Trust. The Trustee may establish reasonable limits on the number of Investment Funds as well as the acceptable assets for any such Investment Fund. Each of the
                Investment Funds may be comprised of any of the following:

                (a)  shares  of  a  registered  investment
                     company, whether or not the Trustee or any of its affiliates is an advisor to, or other service provider to, such company;

                (b)  collective investment funds  maintained
                     by the Trustee, or any other fiduciary to the Plan, which are available for investment by trusts which are qualified under Code sections 401(a) and 501(a);

                (c)  individual  equity  and  fixed  income
                     securities which are readily tradable on the open market;

                (d)   synthetic   guaranteed   investment
                     contracts   and  guaranteed  investment  contracts
                     issued by an insurance company and/or synthetic guaranteed investment contracts and bank investment contracts issued by a bank;

                (e)  interest  bearing deposits  (which  may
                     include   interest   bearing   deposits   of   the
                     Trustee); and

                (f) M.A. Hanna Company Stock.

                Any   Investment  Fund  assets  invested   in   a
                collective investment fund, shall be subject to all the provisions of the instruments establishing and governing such fund. These instruments, including any subsequent amendments, are incorporated herein by reference.

         16.3   Authority to Hold Cash

                The Trustee shall have the authority to cause the investment manager of each Investment Fund to maintain sufficient deposit or money market type assets in each Investment Fund to handle the Investment Fund's liquidity and disbursement needs. Each Participant's and Beneficiary's Sweep Account, which is used to hold assets pending investment or disbursement, shall consist of interest bearing deposits (which may include interest bearing deposits of the Trustee) and/or money market type assets or funds.

         16.4   Trustee to Act Upon Instructions

                The Trustee shall carry out instructions to invest assets in the Investment Funds as soon as practicable after such instructions are received from the Administrator, Participants or Beneficiaries. Such instructions shall remain in effect until changed by the Administrator, Participants or Beneficiaries.

         16.5   Administrator   Has  Right   to   Vote   Registered
                Investment Company Shares

                The Administrator shall be entitled to vote proxies or exercise any shareholder rights relating to shares held on behalf of the Plan in a registered investment company. Notwithstanding, the authority to vote proxies and exercise shareholder rights related to such shares held in a Custom Fund is vested as provided otherwise in Section 16.

         16.6   Custom Fund Investment Management

                The  Administrator may designate, with the consent
                of the Trustee, an investment manager for any Investment Fund established by the Trustee solely for Participants of the Plan and, subject to this Section 16.7, any other qualified plan of the Company or a Related Company (a "Custom Fund"). The investment manager may be the Administrator, Trustee or an investment manager pursuant to ERISA section 3(38). The Administrator shall advise the Trustee in writing of the appointment of an investment manager and shall cause the investment manager to acknowledge to the Trustee in writing that the investment manager is a fiduciary to the Plan.

                A Custom Fund shall be subject to the following:

                (a)  Guidelines.    Written   guidelines,
                     acceptable to the Trustee, shall be established for a Custom Fund. If a Custom Fund consists solely of collective investment funds or shares of a registered investment company (and sufficient deposit or money market type assets to handle the Custom Fund's liquidity and disbursement needs), its underlying instruments shall constitute the guidelines.

                (b)  Authority of Investment  Manager.   The
                     investment manager of a Custom Fund shall have the authority to vote or execute proxies, exercise shareholder rights, manage, acquire, and dispose of Trust assets. Notwithstanding, the authority to vote proxies and exercise shareholder  rights  related  to  shares  of  M.A.
                     Hanna Company Stock held in a Custom Fund is vested as provided otherwise in Section 16.

                (c)  Custody  and Trade Settlement.   Unless
                     otherwise agreed to by the Trustee, the Trustee shall maintain custody of all Custom Fund assets and be responsible for the settlement of all Custom Fund trades. For purposes of this Section, shares of a collective investment fund, shares of a registered investment company and synthetic guaranteed investment contracts and guaranteed investment contracts issued by an insurance company and/or synthetic guaranteed investment contracts and bank investment contracts issued by a bank, shall be regarded as the Custom Fund assets instead of the underlying assets of such instruments.

                (d)  Limited  Liability  of  Co-Fiduciaries.
                     Neither the Administrator nor the Trustee shall be obligated to invest or otherwise manage any Custom Fund assets for which the Trustee or Administrator is not the investment manager nor shall the Administrator or Trustee be liable for acts or omissions with regard to the investment of such assets except to the extent required by ERISA.

         16.7   Master Custom Stock Fund

                The Trustee may establish, at the direction of the Administrator, a single Custom Fund (the "Master Custom Fund"), for the benefit of the Plan and any other qualified plan of the Company or a Related Company for which the Trustee acts as trustee pursuant to a plan and trust document that contains a provision substantially identical to this provision. The assets of the Plan, to the extent invested in the Master Custom Fund, shall consist only of that percentage of the assets of the Master Custom Fund represented by the shares held by the Plan.

         16.8   Authority to Segregate Assets

                The  Administrator may direct the Trustee to split
                an Investment Fund into two or more funds in the event any assets in the Investment Fund are illiquid or the value is not readily determinable. In the event of such segregation, the Administrator shall give instructions to the Trustee on what value to use for the split-off assets, and the Trustee shall not be responsible for confirming such value.

         16.9   Maximum Permitted Investment in M.A. Hanna  Company Stock

                If the Company provides for a M.A. Hanna Company Stock Fund, directly or through a Master Custom Fund, the M.A. Hanna Company Stock Fund shall be comprised of M.A. Hanna Company Stock and sufficient deposit or money market type assets to handle the M.A. Hanna Company Stock Fund's liquidity and disbursement needs. The M.A. Hanna Company Stock Fund may be as large as necessary to comply with Participants' and Beneficiaries' investment elections as well the total investment of Participants' and Beneficiaries' Company Stock Match Accounts.

         16.10  Participants Have Right to Vote  and  Tender M.A. Hanna
                Company Stock

                Each  Participant or Beneficiary shall be entitled
                to instruct the Trustee as to the voting or tendering of any full or partial shares of M.A. Hanna Company Stock held on his or her behalf in the M.A. Hanna Company Stock Fund. Prior to such voting or tendering of M.A. Hanna Company Stock, each Participant or Beneficiary shall receive a copy of the proxy solicitation or other material relating to such vote or tender decision and a form for the Participant or Beneficiary to complete which confidentially instructs the Trustee to vote or tender such shares in the manner indicated by the Participant or Beneficiary. Upon receipt of such instructions, the Trustee shall act with respect to such shares as instructed.

                With  regard  to  shares  for  which  the  Trustee
                receives no voting or tendering instructions from Participants or Beneficiaries, the Administrator shall instruct the Trustee with respect to how to vote or tender such shares and the Trustee shall act with respect to such shares as instructed.

         16.11  Registration and Disclosure for  M.A.  Hanna Company Stock

                The   Administrator  shall  be  responsible   for
                determining the applicability (and, if applicable, complying with) the requirements of the Securities Act of 1933, as amended, the California Corporate Securities Law of 1968, as amended, and any other applicable blue sky law. The Administrator shall also specify what restrictive legend or transfer restriction, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities.

17       TRUST ADMINISTRATION

         17.1   Trustee to Construe Trust

                The Trustee shall have the discretionary authority to construe those provisions of the Plan and Trust which relate to the Trustee and to do all things necessary or convenient to the administration of the Trust, whether or not such powers are specifically set forth in the Plan and Trust. Actions taken in good faith by the Trustee shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law.

         17.2   Trustee To Act As Owner of Trust Assets

                Subject to the specific conditions and limitations set forth in the Plan and Trust, the Trustee shall have all the power, authority, rights and privileges of an absolute owner of the Trust assets and, not in limitation but in amplification of the foregoing, may:

                (a)  receive,  hold,  manage,  invest   and
                     reinvest, sell, tender, exchange, dispose of, encumber, hypothecate, pledge, mortgage, lease, grant options respecting, repair, alter, insure, or distribute any and all property in the Trust;

                (b)  borrow   money,   participate    in
                     reorganizations, pay calls and assessments, vote or execute proxies, exercise subscription or conversion privileges, exercise options and register any securities in the Trust in the name of the nominee, in federal book entry form or in any other form as shall permit title thereto to pass by delivery;

                (c)  renew, extend the due date, compromise,
                     arbitrate, adjust, settle, enforce or foreclose, by judicial proceedings or otherwise, or defend against the same, any obligations or claims in favor of or against the Trust; and

                (d)  lend,  through a collective  investment
                     fund, any securities held in such collective investment fund to brokers, dealers or other borrowers and to permit such securities to be transferred into the name and custody and be voted by the borrower or others.

         17.3   United States Indicia of Ownership

                The Trustee shall not maintain the indicia of ownership of any Trust assets outside the jurisdiction of the United States, except as authorized under ERISA section 404(b).

         17.4   Tax Withholding and Payment

                (a)  Withholding.    The   Trustee   shall
                     calculate and withhold federal (and, if applicable, state) income taxes with regard to any Eligible Rollover Distribution that is not paid as a Direct Rollover in accordance with the Participant's withholding election or as required by law if no election is made or the election is less than the amount required by law. With regard to any taxable distribution that is not an Eligible Rollover Distribution, the Trustee shall calculate and withhold federal (and, if applicable, state) income taxes in accordance with the Participant's withholding election or as required by law if no election is made.

                (b)  Taxes  Due From Investment Funds.   The
                     Trustee shall pay from the Investment Fund any taxes or assessments imposed by any taxing or governmental authority on such Investment Fund or its income, including related interest and penalties.

         17.5   Trust Accounting

                (a) Annual Report. Within 60 days (or other reasonable period) following the close of the Plan Year, the Trustee shall provide the Administrator with an annual accounting of Trust assets and information to assist the Administrator in meeting ERISA's annual reporting and audit requirements.

                (b)  Periodic  Reports.  The  Trustee  shall
                     maintain records and provide sufficient reporting to allow the Administrator to properly monitor the Trust's assets and activity.

                (c)  Administrator Approval.  Approval of any
                     Trustee accounting shall automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

         17.6   Valuation of Certain Assets

                If the Trustee determines the Trust holds any asset which is not readily tradable and listed on a national securities exchange registered under the
                Securities Exchange Act of 1934, as amended, the Trustee may engage a qualified independent appraiser to determine the fair market value of such property, and the appraisal fees shall be paid from the Investment Fund containing the asset.

         17.7   Legal Counsel

                The Trustee may consult with legal counsel of its choice, including counsel for the Employer or counsel of the Trustee, upon any question or matter arising under the Plan and Trust. When relied upon by the Trustee, the opinion of such counsel shall be evidence that the Trustee has acted in good faith.

         17.8   Fees and Expenses

                The Trustee's fees for its services as Trustee shall be such as may be mutually agreed upon by the Company and the Trustee. Trustee fees and all reasonable expenses of counsel and advisors retained by the Trustee shall be paid in accordance with
                Section 6.

         17.9   Trustee Duties and Limitations

                The  Trustee's duties, unless otherwise agreed  to
                by  the  Trustee, shall be confined to  construing  the
                terms of the Plan and Trust as they relate to the Trustee, receiving funds on behalf of and making payments from the Trust, safeguarding and valuing Trust assets, investing and reinvesting Trust assets in the Investment Funds as directed by the
                Administrator, Participants or Beneficiaries, and those duties as described in this Section 17.

                The Trustee shall have no duty or authority to ascertain whether Contributions are in compliance with the Plan, to enforce collection or to compute or verify the accuracy or adequacy of any amount to be paid to it by the Employer. The Trustee shall not be liable for the proper application of any part of the Trust with respect to any disbursement made at the direction of the Administrator.

18       RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION

         18.1   Plan Does Not Affect Employment Rights

                The Plan does not provide any employment rights to
                any Associate. The Employer expressly reserves the right to discharge an Associate at any time, with or without cause, without regard to the effect such discharge would have upon the Associate's interest in the Plan.

         18.2   Compliance With USERRA

                Notwithstanding any provision of the Plan to the contrary, with regard to an Associate who after serving in the uniformed services is reemployed on or after December 12, 1994, within the time required by USERRA, contributions shall be made and benefits and service credit shall be provided under the Plan with respect to his or her qualified military service (as defined in Code section 414(u)(5)) in accordance with Code section 414(u). Furthermore, notwithstanding any provision of the Plan to the contrary, Participant loan payments may be suspended during a period of qualified military service.

         18.3   Limited Return of Contributions

                Except as provided in this Section 18.3, (i) Plan assets shall not revert to the Employer nor be diverted  for  any  purpose other  than  the  exclusive
                benefit of Participants and Beneficiaries and defraying reasonable expenses of administering the Plan; and (ii) a Participant's vested interest shall not be subject to divestment. As provided in ERISA section 403(c)(2), the actual amount of a Contribution or portion thereof made by the Employer (or the current value of such if a net loss has occurred) may revert to the Employer if:

                (a) such Contribution or portion thereof is made by reason of a mistake of fact;

                (b)  a  determination with  respect  to  the
                     initial  qualification  of  the  Plan  under  Code
                     section 401(a) is not received and a request for such determination is made within the time prescribed under Code section 401(b) (the existence of and Contributions under the Plan are hereby conditioned upon such initial qualification); or

                (c)  such Contribution or portion thereof  is
                     not deductible under Code section 404 (such Contributions are hereby conditioned upon such deductibility) in the taxable year of the Employer for which the Contribution is made.

                The reversion to the Employer must be made (if  at
                all) within one year of the mistaken payment, the date of denial of qualification, or the date of disallowance of deduction, as the case may be. A Participant shall have no rights under the Plan with respect to any such reversion.

         18.4   Assignment and Alienation

                As provided by Code section 401(a)(13) and to the extent not otherwise required by law, no benefit provided by the Plan may be anticipated, assigned or alienated, except:

                (a)  to create, assign or recognize a  right
                     to any benefit with respect to a Participant pursuant to a QDRO; or

                (b)  to  use a Participant's vested  Account
                     balance as security for a loan from the Plan which is permitted pursuant to Code section 4975.

         18.5   Facility of Payment

                If a Plan benefit is due to be paid to a minor  or
                if the Administrator reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Administrator shall have the payment of the benefit, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian or conservator of the payee. Any payment shall to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

         18.6   Reallocation of Lost Participant's Accounts

                If the Administrator cannot locate a person entitled to payment of a Plan benefit after a reasonable search, the Administrator may at any time thereafter treat such person's Account as forfeited and use such amount as described in Section 8. If such person subsequently presents the Administrator with a valid claim for the benefit, such person shall be paid the amount treated as forfeited, plus the interest that would have been earned in the Sweep Account to the date of determination. The Administrator shall pay the amount through an additional amount contributed by the Employer or direct the Trustee to pay the amount from the Forfeiture Account.

         18.7   Suspension of Certain Plan Provisions During
                Conversion Period

                Notwithstanding any provision of the Plan to the contrary, during any Conversion Period, in accordance with procedures established by the Administrator and the Trustee, the Administrator may temporarily suspend, in whole or in part, certain provisions under the Plan, which may include, but are not limited to, a Participant's right to change his or her Contribution election, a Participant's right to change his or her investment election and a Participant's right to borrow or withdraw from his or her Account or obtain a distribution from his or her Account.

         18.8Suspension of Certain Plan Provisions During  Other
                Periods

                Notwithstanding any provision of the Plan to the contrary, in accordance with procedures established by the Administrator and the Trustee, the Administrator may temporarily suspend a Participant's right to borrow or withdraw from his or her Account or obtain a distribution from his or her Account, if (i) the Administrator receives a domestic relations order and the Participant's Account is a source of the payment for such domestic relations order, or (ii) if the Administrator receives notice that a domestic relations order is being sought by the Participant, his or her spouse, former spouse, child or other dependent (as defined in Code section 152) and the Participant's Account is a source of the payment for such domestic relations order. Such suspension may continue for a reasonable period of time (as determined by the Administrator) which may include the period of time the Administrator, a court of competent jurisdiction or other appropriate person is determining whether a domestic relations order qualifies as a QDRO.

         18.9   Claims Procedure

                (a)  Right  to  Make Claim.   An  interested
                     party who disagrees with the Administrator's determination of his or her right to Plan benefits must submit a written claim and exhaust this claim procedure before legal recourse of any type is sought. The claim must include the important issues the interested party believes support the claim. The Administrator, pursuant to the authority provided in the Plan, shall either approve or deny the claim.

                (b)  Process  for  Denying  a  Claim.   The
                     Administrator's partial or complete denial of an initial claim must include an understandable, written response covering (1) the specific reasons why the claim is being denied (with reference to the pertinent Plan provisions) and
                     (2) the steps necessary to perfect the claim and obtain a final review.

                (c)  Appeal of Denial and Final Review.   The
                     interested party may make a written appeal of the Administrator's initial decision, and the Administrator shall respond in the same manner and form as prescribed for denying a claim initially.

                (d)  Time  Frame.   The initial  claim,  its
                     review, appeal and final review shall be made in a timely fashion, subject to the following time table:

                                                               Days to Respond
                     Action                                    From Last Action

                     Administrator determines benefit                        NA
                     Interested party files initial request             60 days
                     Administrator's initial decision                   90 days
                     Interested party requests final review             60 days
                     Administrator's final decision                     60 days

                     However, the Administrator may  take  up
                     to twice the maximum response time for its initial and final review if it provides an explanation within the normal period of why an extension is needed and when its decision shall be forthcoming.

         18.10  Construction

                Headings  are  included for  reading  convenience.
                The text shall control if any ambiguity or inconsistency exists between the headings and the text. The singular and plural shall be interchanged wherever appropriate. References to Participant shall include Alternate Payee and/or Beneficiary when appropriate and even if not otherwise already expressly stated.

         18.11  Jurisdiction and Severability

                The Plan and Trust shall be construed, regulated and administered under ERISA and other applicable federal laws and, where not otherwise preempted, by the laws of the State of California. If any provision of the Plan and Trust is or becomes invalid or otherwise unenforceable, that fact shall not affect the validity or enforceability of any other provision of the Plan and Trust. All provisions of the Plan and Trust shall be so construed as to render them valid and enforceable in accordance with their intent.

         18.12  Indemnification by Employer

                The Employers hereby agree to indemnify all Plan fiduciaries against any and all liabilities resulting from any action or inaction, (including a Plan termination in which the Company fails to apply for a favorable determination from the Internal Revenue Service with respect to the qualification of the Plan upon its termination), in relation to the Plan or Trust (i) including (without limitation) expenses reasonably incurred in the defense of any claim relating to the Plan or its assets, and amounts paid in any settlement relating to the Plan or its assets, but (ii) excluding liability resulting from actions or inactions made in bad faith, or resulting from the negligence or willful misconduct of the Trustee. The Company shall have the right, but not the obligation, to conduct the defense of any action to which this Section applies. The Plan fiduciaries are not entitled to indemnity from the Plan assets relating to any such action.

19       AMENDMENT, MERGER, DIVESTITURES AND TERMINATION

         19.1   Amendment

                The  Company reserves the right to amend the  Plan
                and Trust at any time, to any extent and in any manner it may deem necessary or appropriate. The Company (and not the Trustee) shall be responsible for adopting any amendments necessary to maintain the qualified status of the Plan and Trust under Code sections 401(a) and 501(a). If the Committee is acting as the Administrator in accordance with Section 15.6, it shall have the authority to adopt Plan and Trust amendments which have no substantial adverse financial impact upon any Employer or the Plan. All interested parties shall be bound by any amendment, provided that no amendment shall:

                (a)  become  effective unless  it  has  been
                     adopted in accordance with the procedures set forth in Section 19.5;

                (b)  except to the extent permissible  under
                     ERISA and the Code, make it possible for any portion of the Trust assets to revert to an Employer or to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants and Beneficiaries entitled to Plan benefits and to defray reasonable expenses of administering the Plan;

                (c)  decrease the rights of any  Participant
                     to benefits accrued (including the elimination of optional forms of benefits) to the date on which the amendment is adopted, or if later, the date upon which the amendment becomes effective, except to the extent permitted under ERISA and the Code; nor

                (d)  permit  a Participant to  be  paid  any
                     portion of his or her Account subject to the distribution rules of Code section 401(k) unless the payment would otherwise be permitted under Code section 401(k).

          19.2  Merger

                The   Plan  and  Trust  may  not  be  merged   or
                consolidated with, nor may its assets or liabilities be transferred to, another plan unless each Participant and Beneficiary would, if the resulting plan were then terminated, receive a benefit just after the merger, consolidation or transfer which is at least equal to the benefit which would be received if either plan had terminated just before such event.

          19.3  Divestitures

                In the event of a sale by an Employer which is a corporation of: (i) substantially all of the Employer's assets used in a trade or business to an
                unrelated   corporation,  or  (ii)  a  sale   of   such
                Employer's interest in a subsidiary to an unrelated entity or individual, lump sum distributions shall be permitted from the Plan, except as provided below, to Participants with respect to Associates who continue employment with the corporation acquiring such assets or who continue employment with such subsidiary, as applicable.

                Notwithstanding,  distributions  shall   not   be
                permitted if the purchaser agrees, in connection with the sale, to be substituted as the Company as the sponsor of the Plan or to accept a transfer in a transaction subject to Code section 414(l)(1) of the assets and liabilities representing the Participants' benefits into a plan of the purchaser or a plan to be established by the purchaser.

          19.4  Plan  Termination  and Complete  Discontinuance  of
                Contributions

                The Company may, at any time and for any reason, terminate the Plan in accordance with the procedures set forth in Section 19.5, or completely discontinue contributions. Upon either of these events, or in the event of a partial termination of the Plan within the meaning of Code section 411(d)(3), the Accounts of each affected Participant who has not yet incurred a Break in Service shall be fully vested.

                In the event of the Plan's termination, if no successor plan is established or maintained, lump sum distributions shall be made in accordance with the terms of the Plan as in effect at the time of the Plan's termination or as thereafter amended, provided that a post-termination amendment shall not be effective to the extent that it violates Section 19.1 unless it is required in order to maintain the qualified status of the Plan upon its termination. The Trustee's and Employer's authority shall continue beyond the Plan's termination date until all Trust assets have been liquidated and distributed.

         19.5   Amendment and Termination Procedures

                The following procedural requirements shall govern
                the  adoption  of  any  amendment  or  termination   (a
                "Change") of the Plan and Trust:

                (a)  The  Company may adopt  any  Change  by
                     action of its board of directors in accordance with its normal procedures.

                (b)   The   Committee,   if   acting    as
                     Administrator in accordance with Section 15.6, may adopt any amendment within the scope of its authority provided under Section 19.1 and in the manner specified in Section 15.7(a).

                (c)  Any  Change must be (1)  set  forth  in
                     writing, and (2) signed and dated by an officer of the Company or, in the case of an amendment adopted by the Committee, at least one of its members.

                (d)  If the effective date of any Change  is
                     not specified in the document setting forth the Change, it shall be effective as of the date it is signed by the last person whose signature is required under clause (2) above, except to the extent that another effective date is necessary to maintain the qualified status of the Plan and Trust under Code sections 401(a) and 501(a).

                (e)  No Change shall become effective  until
                     it is accepted and signed by the Trustee (which acceptance shall not unreasonably be withheld).

          19.6  Termination of Employer's Participation

                Any Employer may, at any time and for any reason, terminate its Plan participation by action of its board of directors in accordance with its normal procedures. Written notice of such action shall be signed and dated by an officer of the Employer and delivered to the Company. If the effective date of such action is not specified, it shall be effective on, or as soon as reasonably practicable after, the date of delivery. Upon the Employer's request, the Company may instruct the Trustee and Administrator to spin off all affected Accounts and underlying assets into a separate qualified plan under which the
                Employer shall assume the powers and duties of the Company. Alternatively, the Company may continue to maintain the Accounts under the Plan.

          19.7  Replacement of the Trustee

                The  Trustee may resign as Trustee under the  Plan
                and Trust or may be removed by the Company at any time upon at least 90 days written notice (or less if agreed to by both parties). In such event, the Company shall appoint a successor trustee by the end of the notice period. The successor trustee shall then succeed to all the powers and duties of the Trustee under the Plan and Trust. If no successor trustee has been named by the end of the notice period, the Company's chief executive officer shall become the trustee, or if he or she declines, the Trustee may petition the court for the appointment of a successor trustee.

          19.8  Final Settlement and Accounting of Trustee

                (a)  Final   Settlement.    As   soon   as
                     administratively feasible after its resignation or removal as Trustee, the Trustee shall transfer to the successor trustee all property currently held by the Trust. However, the Trustee is authorized to reserve such sum of money as it may deem advisable for payment of its accounts and expenses in connection with the settlement of its accounts or other fees or expenses payable by the Trust. Any balance remaining after payment of such fees and expenses shall be paid to the successor trustee.

                (b)  Final  Accounting.  The  Trustee  shall
                     provide a final accounting to the Administrator within 90 days of the date Trust assets are transferred to the successor trustee.

                (c) Administrator Approval.  Approval of the
                     final accounting shall automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

                 APPENDIX A - INVESTMENT FUNDS


I.   Investment Funds Available

     The Investment Funds offered under the Plan as of the Effective Date include this set of daily valued funds:


               Category            Funds

               Money Market        Money Market

               Income              U.S. Treasury Allocation

               Balanced            Asset Allocation

               Equity              M.A. Hanna Company Stock
                                   Growth Stock
                                   S&P 500 Stock
                                   Templeton Foreign

     Notwithstanding, a Participant may not direct that any portion of his or her Account be invested in the M.A. Hanna Company Stock Fund until such time as permitted by the Administrator. Such date shall be after the Administrator has complied with the registration requirements of the Securities Act of 1933.

II.  Default Investment Fund

     The default Investment Fund as of the Effective Date is the Money Market Fund.

III. Accounts For Which Investment is Restricted

     A Participant may direct the investment of his or her entire Account except for his or her Company Stock Match Account (and except as otherwise provided in Section 7), which shall be invested as of the Effective Date in the M.A. Hanna Company Stock Fund.

IV.  Maximum  Percentage  Restrictions  Applicable  to  Certain
     Investment Funds

     As of the Effective Date, a Participant may not elect to invest in the M.A. Hanna Company Stock Fund. As soon as practical after the Administrator has complied with the registration requirements of the Securities Act of 1933 the preceding sentence shall no longer apply.

         APPENDIX B - PAYMENT OF PLAN FEES AND EXPENSES


As of the Effective Date, payment of Plan fees and expenses shall be as follows:

I. Investment Management Fees: These are paid by Participants in that management fees reduce the investment return reported and credited to Participants, except that the Employer shall pay the fees related to the M.A. Hanna Company Stock Fund.

II. Recordkeeping Fees: These are paid by the Employer on a quarterly basis.

III. Loan Fees: A $3.50 per month fee is assessed and billed/collected quarterly from the Account of each Participant who has an outstanding loan balance, except to the extent such outstanding loan balance consists of a balance attributable to a loan entered into prior to September 1, 1997 in accordance with the terms of the Harwick Plan.

IV.   Periodic  Installment Payment Fees: These are paid  by  the
      Employer on a quarterly basis.

V. Additional Fees Paid by Employer: All other Plan related fees and expenses shall be paid by the Employer. To the extent that the Administrator later elects that any such fees shall be borne by Participants, estimates of the fees shall be determined and reconciled, at least annually, and the fees shall be assessed monthly and billed/collected from Accounts quarterly.

                APPENDIX C - LOAN INTEREST RATE


As of the Effective Date, the interest rate charged on Participant loans shall be equal to the prime rate published in The Wall Street Journal at the time the loan is processed, plus 1%. If multiple prime rates are published in The Wall Street Journal, the prime rate selected shall be the rate closest to the last prime rate used for this purpose.